                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]   Preliminary Proxy Statement         [ ] Confidential, for Use
                                              of the Commission Only
[X]   Definitive Proxy Statement              (as Permitted by Rule 14a-6(e)(2))

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Rule 14(a)-11(c) or Rule 14a-12

                      AMERICAN MEDICAL SECURITY GROUP, INC.

                (Name of Registrant as Specified In Its Charter)

                               MERRILL CORPORATION

                   (Name of Person(s) Filing Proxy Statement,
                            if Other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      1) Title of each class of securities to which transaction applies:
      2) Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      4) Proposed maximum aggregate value of transaction:
      5) Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
      2) Form, Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:

                                     [LOGO]

                               3100 AMS BOULEVARD
                              GREEN BAY, WI 54313
                                 (920) 661-1500

                                             April 14, 1999

To All Shareholders:

    You are cordially invited to attend the Company's 1999 Annual Meeting of Shareholders on May 27, 1999, in Green Bay, Wisconsin.

    The Annual Meeting will begin promptly at 11:00 a.m. at the Radisson Inn located at 2040 Airport Drive, Green Bay, Wisconsin.

    The official Notice of Annual Meeting, Proxy Statement and appointment of proxy form are included with this letter. The matters listed in the Notice of Annual Meeting are described in detail in the Proxy Statement.

    The vote of every shareholder is important to us. Please note that returning your completed proxy will not prevent you from voting in person at the Annual Meeting if you wish to do so. Your cooperation in promptly signing, dating and returning your proxy will be greatly appreciated.

                                          Sincerely,

                                                       [SIGNATURE]

                                          Samuel V. Miller
                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                          AND CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Holders of Common Stock
of American Medical Security Group, Inc.:

    The Annual Meeting of the Shareholders (the "Meeting") of American Medical Security Group, Inc. (the "Company") will be held at the Radisson Inn located at 2040 Airport Drive, Green Bay, Wisconsin, on Thursday, May 27, 1999, at 11:00 a.m. local time, for the following purposes:

    1. To elect three directors of the Company for terms expiring at the 2002 Annual Meeting of Shareholders;

    2. To consider and vote upon a proposal to amend the American Medical Security Group, Inc. Equity Incentive Plan to allow non-employee directors to participate in the Equity Incentive Plan and to make other amendments to the Equity Incentive Plan as described herein;

    3. To consider and vote upon a proposal to approve the American Medical Security Group, Inc. Executive Annual Incentive Plan as described herein; and

    4. To transact any other business as may properly come before the Meeting or any adjournment or postponement thereof.

    Only shareholders of record at the close of business on March 24, 1999, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting or any adjournment or postponement thereof.

    A copy of the Proxy Statement furnished in connection with the solicitation of proxies by the Company's Board of Directors for use at the Meeting accompanies this Notice.

    Shareholders who cannot attend in person are requested to complete and return the enclosed proxy in the envelope provided. You may revoke your proxy at any time prior to the voting thereof by advising the Secretary of the Company in writing (by subsequent proxy or otherwise) of such revocation at any time before it is voted.

               YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO
               ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE
                     ENCLOSED PROXY AND RETURN IT PROMPTLY
                           IN THE ENVELOPE PROVIDED.

                                          By Order of the Board of Directors,

                                                   [SIGNATURE]

                                          Timothy J. Moore
                                          SECRETARY

Green Bay, Wisconsin
April 14, 1999

                                     [LOGO]

                               3100 AMS BOULEVARD
                           GREEN BAY, WISCONSIN 54313

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 27, 1999

                            ------------------------

                            SOLICITATION AND VOTING

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Medical Security Group, Inc. (the "Company" or "AMS") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at the Radisson Inn located at 2040 Airport Drive, Green Bay, Wisconsin, on Thursday, May 27, 1999, at 11:00 a.m. local time, and at any adjournment or postponement thereof. At the Meeting, shareholders of the Company will consider and vote upon (i) the election of three directors of the Company for terms expiring at the 2002 Annual Meeting of Shareholders; (ii) a proposal to amend the American Medical Security Group, Inc. Equity Incentive Plan (the "Equity Incentive Plan") to allow non-employee directors to participate in the Equity Incentive Plan and to make other amendments as described herein; (iii) to approve the American Medical Security Group, Inc. Executive Annual Incentive Plan ("Annual Incentive Plan"); and (iv) such other business as may be properly brought before the Meeting.

    Only holders of record of shares of common stock, no par value per share ("Common Stock"), of the Company at the close of business on March 24, 1999, the record date for the Meeting, are entitled to receive notice of and to vote at the Meeting. Shareholders will be entitled to one vote for each share of Common Stock held. On March 24, 1999, there were issued and outstanding 16,653,262 shares of Common Stock.

    When you sign and return the enclosed appointment of proxy form, shares of the Common Stock represented thereby will be voted (i) FOR the nominees for directors named in this Proxy Statement, (ii) FOR the adoption of the proposed amendments to the Equity Incentive Plan, and (iii) FOR the adoption of the Annual Incentive Plan, unless otherwise indicated on the proxy form. The Board of Directors expects all nominees for director to be available for election. In the event that any nominee for director is not available to serve, the proxy holders may vote for a substitute designated by the Board of Directors of the Company. Returning your completed proxy form will not prevent you from voting in person at the Meeting should you be present and wish to do so. You may revoke your proxy at any time before it is voted by advising the Secretary of the Company of such revocation in writing (by subsequent proxy or otherwise).

    The Company knows of no other matters to come before the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons acting pursuant to the accompanying appointment of proxy form to vote the shares represented thereby in accordance with their best judgment.

    A majority of the votes entitled to be cast by the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the Meeting. Abstentions, shares for which authority is withheld to vote for director nominees, and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for purposes of establishing a quorum.

    Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a shareholders' meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen in the election. Therefore, any shares not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

    If a quorum exists, the affirmative vote of a majority of the votes cast will be required for approval of the adoption of the proposed amendments to the Equity Incentive Plan and for approval of the adoption of the Annual Incentive Plan, provided that the total votes cast on each proposal represents over 50% of the shares entitled to vote thereon. Because abstentions and broker non-votes are not considered votes cast, neither will have an effect on the vote so long as enough votes are cast to satisfy the 50% requirement set forth above. The Inspectors of Election appointed under the authority of the Board of Directors will count the votes and ballots at the Annual Meeting.

    The expense of preparing, printing, and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. Officers and other employees of the Company may solicit proxies by personal interview, telephone and facsimile, in addition to the use of the mails, but will receive no additional compensation for such activities. The Company also has made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares of the Common Stock held of record by them to the beneficial owners of such shares. The Company will reimburse them for reasonable out-of-pocket expenses.

    The Annual Report to Shareholders for the year ended December 31, 1998, the Notice of the Meeting, this Proxy Statement and the accompanying appointment of proxy form were first mailed to shareholders on or about April 14, 1999.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) of shares of Common Stock by (i) each person or entity known to the Company to own beneficially more than 5% of the shares of the Common Stock outstanding, (ii) each nominee for director and director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table below, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each shareholder listed below has sole voting and dispositive power with respect to shares of Common Stock beneficially owned. Amounts are as of March 24, 1999, for nominees for director, directors, and executive officers. Amounts for 5% shareholders (other than Mr. Miller) are as disclosed in reports regarding such ownership filed with the Securities and Exchange Commission (the "SEC") in accordance with Sections 13(d) or 13(g) of the Exchange Act.

                                                                                    NUMBER OF SHARES
                                                                                      BENEFICIALLY       PERCENT OF
NAME AND ADDRESS                                                                        OWNED(1)            CLASS
--------------------------------------------------------------------------------  --------------------  -------------
Blue Cross & Blue Shield United of Wisconsin....................................         6,309,525             37.9%
  1515 N. RiverCenter Drive
  Milwaukee, WI 53212
Heartland Advisors, Inc.(2).....................................................         1,340,000              8.0
  790 North Milwaukee Street
  Milwaukee, WI 53202
Oppenheimer Capital(3)..........................................................         1,110,016              6.7
  Oppenheimer Tower, World Financial Center
  New York, NY 10281
Samuel V. Miller (4)............................................................           974,175              5.5
  3100 AMS Boulevard
  Green Bay, WI 54313
Wallace J. Hilliard(5)..........................................................           934,500              5.4
  P. O. Box 12146
  Green Bay, WI 54307-2146
Roger H. Ballou.................................................................                --               --
W. Francis Brennan..............................................................             3,000                *
James C. Hickman................................................................               200                *
William R. Johnson..............................................................             4,500                *
Eugene A. Menden................................................................             1,500                *
Michael T. Riordan                                                                              --               --
Frank L. Skillern...............................................................                --               --
J. Gus Swoboda..................................................................             1,500                *
Edward R. Skoldberg.............................................................            32,763                *
Gary D. Guengerich..............................................................            42,988                *
Timothy J. Moore................................................................            16,386                *
Scott B. Westphal...............................................................            26,934                *
Thomas R. Hefty (4)(6)..........................................................           176,223              1.0
Roger A. Formisano (4)(6).......................................................             6,450                *
All directors and executive officers as a group: 16 persons (6).................         1,110,218              6.3

------------------------

 * Amount represents less than 1% of the total shares of the Common Stock issued and outstanding.

(1) Includes the following number of shares which the individual has the right to acquire within 60 days of March 24, 1999, upon the exercise of stock options: Mr. Miller, 972,175 shares; Mr. Hilliard, 530,000 shares; Mr. Skoldberg, 32,763 shares; Mr. Guengerich, 32,788 shares; Mr. Moore, 16,386 shares; Mr. Westphal, 19,727 shares; Mr. Hefty, 155,543 shares; and all directors and officers as a group, 1,079,301 shares.

(2) Heartland Advisors, Inc. has sole voting power with respect to 623,600 shares and sole dispositive power with respect to 1,340,000 shares beneficially owned.

(3) Oppenheimer Capital has shared voting and dispositive power with respect to all shares beneficially owned.

(4) Includes the following shares owned jointly with such person's spouse, with respect to which such person shares voting power and dispositive power: Mr. Miller, 2,000 shares; Mr. Hefty, 5,000 shares; Mr. Formisano, 4,650 shares.

(5) Mr. Hilliard has voting and dispositive power with respect to shares beneficially owned as follows: sole voting power, 765,000 shares; shared voting power, 169,500 shares; sole dispositive power, 530,000 shares; and shared dispositive power, 404,500 shares. On March 30, 1999, Mr. Hilliard entered into an Option Surrender Agreement with the Company pursuant to which he surrendered stock options to purchase 530,000 shares of Company Common Stock, which are included in shares beneficially owned by Mr. Hilliard in this table. See "Certain Transactions--Other Agreements."

(6) Although no longer officers of the Company, Messrs. Hefty and Formisano are required to be listed in this table and the Summary Compensation Table below in accordance with Exchange Act reporting requirements. However, because they were not executive officers at March 24, 1999, they are not included under "all directors and executive officers as a group" in this table.

    Blue Cross & Blue Shield United of Wisconsin ("Blue Cross") owns 37.9% of the issued and outstanding shares of the Common Stock. James C. Hickman, a director of the Company, is also a director of Blue Cross. Mr. Hickman and two other Company directors, Eugene A. Menden and William R. Johnson, are directors of United Wisconsin Services (as defined in "Certain Transactions" below). Blue Cross beneficially owns more than 10% of the common stock of United Wisconsin Services. It is anticipated that Blue Cross will vote its shares of Common Stock
(i) in favor of each of the nominees for director, (ii) in favor of the amendments to the Equity Incentive Plan, and (iii) in favor of the Annual Incentive Plan.

                         ITEM 1--ELECTION OF DIRECTORS

    Three directors are to be elected at the Annual Meeting to serve three year terms expiring at the 2002 Annual Meeting and until their respective successors are duly elected and qualified. The names of the persons nominated by the Board of Directors and the continuing Board members are set forth below, along with additional information regarding such persons. Each nominee is presently serving as a director of the Company.

    The election shall be determined by a plurality of the votes cast. Unless otherwise specified, the shares of Common Stock represented by the proxies solicited hereby will be voted in favor of the election of the nominees described below. The three nominees have indicated that they are able and willing to serve as directors. However, if any of the nominees should be unable to serve, an eventuality which management does not contemplate, it is intended that the proxies will vote for the election of such other person or persons as the Board of Directors of the Company may recommend.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTORS

                         NOMINEES STANDING FOR ELECTION

       NOMINEES FOR ELECTION AT THIS MEETING WITH TERMS EXPIRING IN 2002

                              DIRECTOR
                                SINCE                     PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
                             -----------  ---------------------------------------------------------------------------

Roger H. Ballou                    1998   Mr. Ballou has been the Chairman of the Board and Chief Executive Officer
Age: 48                                   of Global Vacation Group since March 1998. Immediately prior to that time,
                                          Mr. Ballou served as a senior advisor to Thayer Capital Partners. Between
                                          May 1995 and September 1997, Mr. Ballou served as Vice Chairman and Chief
                                          Marketing Officer and then as President and Chief Operating Officer of
                                          Alamo Rent-a-Car. From 1989 to 1995, Mr. Ballou was President of the Travel
                                          Services Group of American Express Company.

W. Francis Brennan                 1998   Mr. Brennan is a retired Executive Vice President of UNUM Corporation, a
Age: 62                                   life and health insurance company, where he served on the boards of UNUM's insurance affiliates in the United States, Canada, the United Kingdom and
                                          Japan. He joined UNUM in 1984 and retired in 1995. He is a director of
                                          Margent Group, Inc., a reinsurance holding company with operations in the
                                          United States, the United Kingdom and Bermuda.

J. Gus Swoboda                     1998   Mr. Swoboda is a retired Senior Vice President of Wisconsin Public Service
Age: 63                                   Corporation, an electric and gas utility, where he also held various other senior management positions. He joined Wisconsin Public Service in 1959 and retired in 1997. He is Chairman of the Board of Directors of First Northern
                                          Capital Corp., a publicly traded financial institution.

                              CONTINUING DIRECTORS

               DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2000

                              DIRECTOR
                                SINCE                     PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
                             -----------  ---------------------------------------------------------------------------

James C. Hickman                   1991   Mr. Hickman has been an Emeritus Professor and Emeritus Dean of the School
Age: 71                                   of Business at the University of Wisconsin-Madison ("UW School of
                                          Business") since July 1993. He was a Professor at the UW School of Business
                                          from 1972 to 1993, serving as Dean of the UW School of Business from 1985 to 1990. He is a director of United Wisconsin Services, Blue Cross, and
                                          Century Investment Management Company.

William R. Johnson                 1993   Mr. Johnson has been Chairman of Johansen Capital Associates, Inc., a
Age: 72                                   financial and investment consulting firm, since 1986. He is a director of
                                          United Wisconsin Services and Campbell, Newman, Pottinger & Associates, an
                                          investment consulting firm.

Frank L. Skillern                  1998   Mr. Skillern has been Chairman of the Board of Directors of American
Age: 62                                   Express Centurion Bank, a consumer bank located in Salt Lake City, Utah, since February 1999. He was Chief Executive Officer of American Express
                                          Centurion Bank from 1996 to February 1999, and a director of American
                                          Express Centurion Bank since 1991. From 1994 to 1996 he was President,
                                          Consumer Card Group, USA, American Express Travel Related Services Company
                                          ("TRS"), having served as an Executive Vice President of TRS for the prior two years.

               DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2001

                              DIRECTOR
                                SINCE                     PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
                             -----------  ---------------------------------------------------------------------------

Eugene A. Menden                   1991   Mr. Menden is a retired Vice President and Director of Marquette Medical
Age: 68                                   Systems, Inc. (formerly known as Marquette Electronics, Inc.), a manufacturer of medical electronic products, where he also held various other senior management positions in his over 20-year career with the company. He is also a director of United Wisconsin Services.

Samuel V. Miller                   1998   Mr. Miller has been Chairman of the Board, President and Chief Executive
Age: 53                                   Officer of the Company since September 1998. He was an Executive Vice
                                          President of the Company from 1995 to 1998 and also served as President and
                                          Chief Executive Officer of American Medical Security Holdings, Inc. since
                                          1996. During 1994 to 1995, Mr. Miller was a member of the executive staff planning group with the Travelers Group, serving as Chairman and Group
                                          Chief Executive of National Benefit Insurance Company and Primerica
                                          Financial Services Ltd. of Canada. Prior to 1994, Mr. Miller spent 10 years as President and Chief Executive Officer of American Express Life Assurance
                                          Company.

                              DIRECTOR
                                SINCE                     PRINCIPAL OCCUPATION DURING PAST FIVE YEARS
                             -----------  ---------------------------------------------------------------------------
Michael T. Riordan                 1998   Mr. Riordan was President and Chief Operating Officer of Fort James
Age: 48                                   Corporation, a consumer products company, from 1997 to August 1998. He was
                                          Chairman and Chief Executive Officer of Fort Howard Corporation from 1996 to 1997, and President of Fort Howard Corporation from 1992 to 1996. Fort
                                          Howard Corporation merged with James River Corporation in 1997 to become
                                          Fort James Corporation. He is also a director of the Dial Corporation.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

    In fiscal 1998, the Board of Directors held five meetings. During 1998, each director attended at least 80% of these meetings and the meetings of the committees of the Board of Directors of which he was a member. The Board of Directors has standing Audit, Compensation, Finance, and Executive Committees.

    The Audit Committee selects and engages the Company's independent public accountants; reviews the scope and results of the Company's audits with the independent auditors; and reviews the adequacy and effectiveness of the Company's internal auditing, accounting, and financial controls with the independent auditors and the Company's financial and accounting personnel. The Audit Committee also reviews the audited financial statements of the Company and the auditors' reports and management letter with the independent public accountants. In addition, the Audit Committee reviews and evaluates related-party transactions and conflict of interest statements, and discharges certain other responsibilities of the Board of Directors when so instructed by the Board. The Audit Committee is composed entirely of outside directors. The members of the Audit Committee are Messrs. Menden (Chairman), Hickman, Brennan, and Swoboda. The Audit Committee held three meetings during 1998.

    The Compensation Committee (f/k/a the Management Review Committee) evaluates the performance of the Company's executive officers; determines the compensation of the executive officers; reviews the compensation of other key employees; acts as the nominating committee for directors; makes recommendations to the Board of Directors regarding the types, methods and levels of director compensation; administers the Company's equity-based compensation plans; administers the other compensation plans for executive officers and directors; and discharges certain other responsibilities of the Board of Directors when so instructed by the Board. The Compensation Committee will consider a nominee for election to the Board of Directors recommended by a shareholder if the shareholder submits the nomination in compliance with the requirements of the Company's Bylaws relating to nominations by shareholders. The Compensation Committee is composed entirely of outside directors. The members of the Compensation Committee are Messrs. Riordan (Chairman), Brennan, Ballou, and Skillern. The Compensation Committee held five meetings during 1998.

    The Finance Committee approves investment policies and plans; approves the investment of funds of the Company; consults with management regarding the Company's capital structure and material transactions involving real estate, accounts receivable and other assets; monitors the amounts and types of insurance carried by the Company; monitors the Company's relationship with its lenders; and discharges certain other responsibilities of the Board of Directors when so instructed by the Board. The members of the Finance Committee are Messrs. Johnson (Chairman), Menden, Miller, and Skillern. The Finance Committee held three meetings during 1998.

    The Executive Committee discharges certain responsibilities of the Board of Directors when so instructed by the Board. When the Board of Directors is not in session, the Executive Committee may exercise all of the powers and authority of the full Board in the management of the business and affairs of the Company to the extent allowed by the Wisconsin Business Corporation Law. The Executive Committee did not hold any meetings during 1998. The members of the Executive Committee are Messrs. Miller (Chairman), Ballou, Hickman, and Riordan.

COMPENSATION OF DIRECTORS

    Directors who are officers or employees of the Company do not receive any compensation for service as members of the Board of Directors or committees of the Board. A director who is not an officer or employee of the Company receives an $18,000 annual fee and $1,000 per day for attendance at Board or committee meetings. In addition, each committee chairman receives a $3,600 annual fee and other committee members receive a $1,800 annual fee. The Company also reimburses directors for their travel expenses in connection with their attendance at Board and committee meetings. The payment of a director's annual fees may be deferred by any director at such director's election pursuant to the Company's Deferred Compensation Plan for Directors until the earlier of (i) the date of termination of such director's service as a non-employee director, (ii) the date specified by such director in his deferred election form, or (iii) the date of such director's death.

    Pursuant to the 1995 Director Stock Option Plan of the Company, each non-employee director has been granted, in connection with his service as a director, an option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of such grant. Subject to approval of amendments to the Equity Incentive Plan by shareholders at the Meeting, non-employee directors will be eligible to receive benefits under the Amended and Restated Equity Incentive Plan. See "Item 2--Approval of Amendments to American Medical Security Group, Inc. Equity Incentive Plan."

NOMINATIONS FOR DIRECTORS BY SHAREHOLDERS

    The Board of Directors will consider a nominee for election to the Board recommended by a shareholder if the shareholder submits the nomination in compliance with the requirements of the Company's Bylaws relating to nominations by shareholders. Article II, Section 2.01(B) of the Company's Bylaws provides that if a shareholder desires to make a nomination for the election of directors at an annual meeting, he or she must give timely written notice of the nomination to the Secretary of the Company. Notice is timely if received by the Secretary at the Company's principal office in the year of the applicable annual meeting not less than 60 days nor more than 90 days prior to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of shareholders. The annual meeting of shareholders is generally held on the last Thursday in May. The notice must set forth the shareholder's name and address as they appear on the Company's books; the class and number of shares of Common Stock beneficially owned by such shareholder; a representation that such shareholder is a holder of record of shares entitled to vote at the meeting and intends to appear at the meeting, in person or by proxy, to make the nomination; the name and residential address of the nominee; a description of all arrangements or understandings between the shareholder and the nominee (and any other person or persons) pursuant to which the nomination is to be made; the written consent of the nominee to serve, if elected; and certain other information. The notice must be signed by the shareholder of record who intends to make the nomination (or his or her duly authorized proxy or other representative) and must bear the date of signature of such shareholder or representative. Article II, Section 2.01(B) of the Bylaws provides that notices with respect to any nomination for a Board election to be held at any special meeting must contain all the information set forth above and must be received by the Secretary of the Company not earlier than 90 days and not later than the later of 60 days prior to the special meeting or ten days after notice of such meeting is first given to shareholders. Shareholders wishing to submit a nomination should review the Bylaw requirement regarding nominations by shareholders and should communicate with the Secretary of the Company at American Medical Security Group, Inc., 3100 AMS Boulevard, Green Bay, Wisconsin 54313, for further information.

                       ITEM 2--APPROVAL OF AMENDMENTS TO
          AMERICAN MEDICAL SECURITY GROUP, INC. EQUITY INCENTIVE PLAN

    In fiscal 1993, the Board of Directors of the Company, then known as United Wisconsin Services, Inc., adopted the United Wisconsin Services, Inc. Equity Incentive Plan (the "Equity Incentive Plan") effective as of February 24, 1993, upon ratification by an affirmative vote of a majority of shares of Common Stock at the 1993 Annual Meeting of Shareholders. The Equity Incentive Plan was designed to permit the grant of non-qualified stock options ("NQSOs"), incentive stock options ("ISOs"), stock appreciation rights ("SARs"), restricted stock, performance units, and performance shares to officers and employees of the Company. The purpose of the Equity Incentive Plan was to promote the success and enhance the value of the Company by linking the personal interests of participants to those of the Company's shareholders, and by providing participants with an incentive for outstanding performance. The Equity Incentive Plan was further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of its operation is dependent.

    As described in "Certain Transactions" below, the Company engaged in a corporate reorganization and Spin-off (as hereinafter defined) of certain of its businesses effective as of September 25, 1998 (the "Reorganization Date"). See "Certain Transactions" and "Compensation Committee Report on Executive Compensation--Business Considerations." In connection with the Spin-off the Company changed its name to "American Medical Security Group, Inc." and changed the name of the Equity Incentive Plan to the "American Medical Security Group, Inc. Equity Incentive Plan." Accordingly, the Equity Incentive Plan remains in effect in substantially the same form as prior to the Reorganization Date.

    As part of its continuous evaluation of the appropriateness and adequacy of the Company's executive compensation program, the Compensation Committee of the Board of Directors (the "Compensation Committee") determined in fiscal 1998 that, since only 29,000 shares were available for future grant under the Company's 1995 Director Stock Option Plan, the Equity Incentive Plan should be amended to include grants to non-employee directors as well as employees. The Compensation Committee came to that decision, in part, in order to continue its efforts to improve the links between incentives, the Company's strategic objectives, and the enhancement of shareholder value. Accordingly, the Compensation Committee recommended and, on March 15, 1999, the Board approved, various amendments to the Equity Incentive Plan (as amended, the "Amended and Restated Equity Incentive Plan") to make directors eligible for grants thereunder and to make certain other changes, as described under "Proposed Amendments" below. The proposed amendments to the Equity Incentive Plan do NOT increase the number of shares available for issuance under the Amended and Restated Equity Incentive Plan. As of the April 1, 1999, of the 4,000,000 shares authorized for issuance pursuant to the Equity Incentive Plan, 312,180 shares had been issued, 1,953,893 shares were subject to outstanding awards (all of which were nonqualified stock options) and 1,733,927 shares were available for additional awards. On April 1, 1999, the closing price of the Common Stock on the New York Stock Exchange was $14.69.

    Adoption of certain of the amendments to the Equity Incentive Plan is subject to approval by the Company's shareholders at the 1999 Annual Meeting. However, if shareholder approval is not obtained, the Equity Incentive Plan will remain in effect.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENTS TO THE EQUITY INCENTIVE PLAN.

    A copy of the Amended and Restated Equity Incentive Plan is attached hereto as Appendix A. The following description of certain provisions of the Equity Incentive Plan is qualified in its entirety by reference to the complete text set forth in Appendix A.

PRINCIPAL TERMS OF THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN

    ADMINISTRATION. The Amended and Restated Equity Incentive Plan will be administered by the Compensation Committee or by any other committee appointed by the Board of Directors of the Company consisting of not less than two directors who are not employees of the Company.

    ELIGIBILITY. Persons eligible to participate in the Amended and Restated Equity Incentive Plan include all directors and all full-time, active employees of the Company, its subsidiaries and affiliates, as determined by the Compensation Committee. Subject to the provisions of the Amended and Restated Equity Incentive Plan, the Compensation Committee may, from time to time, select from all eligible participants those to whom awards shall be granted and shall determine the nature and amount of each award.

    PLAN FEATURES. The Amended and Restated Equity Incentive Plan authorizes the issuance of up to 4,000,000 shares of Company Common Stock pursuant to the grant or exercise of stock options, stock appreciation rights ("SARs"), restricted stock, performance units, and performance shares. The 4,000,000 shares may be either authorized but unissued or reacquired (treasury) shares of Company Common Stock. The maximum number of shares with respect to which awards may be made to any participant annually shall not exceed 250,000 shares. No participant may be granted performance units in any one calendar year that when payable would exceed $3,000,000. If any award granted under the Amended and Restated Equity Incentive Plan is canceled, terminates, expires, or lapses for any reason, any shares of Company Common Stock subject to such award again shall be available for the grant of an award under the Amended and Restated Equity Incentive Plan.

    As indicated above, several types of stock-related grants can be made under the Amended and Restated Equity Incentive Plan. A summary of the grants is set forth below:

    STOCK OPTIONS. The Amended and Restated Equity Incentive Plan authorizes the Compensation Committee to grant options to purchase Company Common Stock at an exercise price which cannot be less than 100% of the fair market value of such stock on the date of the grant. The Amended and Restated Equity Incentive Plan permits optionees to pay the exercise price of options in cash, shares of Company Common Stock (valued at its fair market value on the date of exercise), or a combination thereof. As noted above, the Compensation Committee may grant ISOs, NQSOs, or a combination thereof. The principal difference between ISOs and NQSOs is their tax treatment. See "--Federal Income Tax Consequences."

    SARS. The Amended and Restated Equity Incentive Plan authorizes the Compensation Committee to grant SARs either in conjunction with all or part of any stock option granted under the Amended and Restated Equity Incentive Plan or independently of any option. Subject to the limits noted in "Plan Features" above, the Compensation Committee shall have complete discretion in determining the number of SARs granted to each participant. An SAR entitles the holder to receive, upon exercise, the excess of the fair market value of a specified number of shares of Company Common Stock at the time of exercise over the grant price. Such amount will be paid to the holder in cash, shares of Company Common Stock (valued at its fair market value on the date of exercise), or a combination thereof, as the Compensation Committee may determine.

    RESTRICTED STOCK. The Amended and Restated Equity Incentive Plan authorizes the Compensation Committee to grant restricted stock to individuals with such restriction periods as the Compensation Committee may designate. The Compensation Committee may, prior to granting shares of restricted stock, designate certain participants as "Covered Employees" upon determining that such participants are or are expected to be "covered employees" within the meaning of
Section 162(m)(3) of the Internal Revenue Code (the "Code"), and will provide that restricted stock awards to those Covered Employees cannot vest unless applicable performance goals established by the Compensation Committee within the time period prescribed by Section 162(m) of the Code are satisfied. These performance goals must be based on the attainment of specified levels relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: net income (pre-tax or after-tax and with adjustments as stipulated), earnings per share, return on equity, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (EBDITA), loss ratio, expense ratio, increase in stock price, total shareholder return, economic value added, and operating cash flow. Performance goals based on the foregoing factors are hereinafter referred to as "Performance Goals." With respect to Covered Employees, the Performance Goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code and shall be established by the Compensation Committee within the time prescribed by Section 162(m) of such Code and related regulations. With respect to participants who are not Covered Employees, the Compensation Committee may establish other subjective or objective Performance Goals, including individual goals, it deems appropriate. The provisions of restricted stock awards (including any applicable performance goals) need not be the same with respect to each participant. Restricted stock may not be sold, transferred, pledged, assigned or otherwise encumbered. Other than these restrictions on transfer, and any other restrictions the Compensation Committee may impose, the participant will have all the rights of a holder of stock holding the class or series of stock that is the subject of the restricted stock award.

    PERFORMANCE UNITS AND PERFORMANCE SHARES. The Amended and Restated Equity Incentive Plan authorizes the Compensation Committee to grant performance units and performance shares. The same conditions as noted in the preceding paragraph with respect to awards to "Covered Employees" also apply to any grant of performance units or performance shares to such employees. Subject to the limits noted in "Plan Features" above, the Compensation Committee shall have complete discretion in determining the number of performance units and performance shares granted to each participant. Each performance unit shall have an initial value that is established by the Compensation Committee at the time of grant. Each performance share shall have an initial value equal to the fair market value of a share of Company Common Stock on the date of grant. The Compensation Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of performance units and performance shares that will be paid out to participants. The time period during which the Performance Goals must be met (the "Performance Period") shall, in all cases, exceed six months in length. After the Performance Period has ended, the holder of performance units or performance shares shall be entitled to receive a payout on the number of performance units or performance shares earned by the participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved. Payment of earned performance units or performance shares shall be made in a single lump sum, within 45 days following the close of the applicable Performance Period. The Compensation Committee, in its sole discretion, may pay earned performance units or performance shares in the form of cash, shares of Company Common Stock (valued at its fair market value on the date of exercise), or a combination thereof, which have an aggregate fair market value equal to the value of the earned performance units or performance shares at the close of the applicable Performance Period.

    The Compensation Committee will have the authority to determine the participants to whom and the time or times at which performance units shall be awarded, the number of performance units to be awarded to any participant, the duration of the award cycle, and any other terms and conditions of an award.

    AMENDMENT AND DISCONTINUANCE. The Amended and Restated Equity Incentive Plan may be terminated, amended, or modified by the Compensation Committee, with the approval of the Board of Directors, but no termination, amendment, or modification may adversely affect in any material way any award previously granted under the Amended and Restated Equity Incentive Plan, without the written consent of the affected participant. Future amendments to the Amended and Restated Equity Incentive Plan will not require the approval of shareholders except to the extent required by law or regulatory requirements.

    CHANGES IN CAPITALIZATION; CHANGE IN CONTROL. The Amended and Restated Equity Incentive Plan provides that, in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the shares of Company Common Stock, the number of shares of Company Common Stock which may be delivered under the Plan, and the number and/or price of shares subject to outstanding options, SARs, and restricted stock granted under the Amended and Restated Equity Incentive Plan shall be adjusted as determined by the Compensation Committee in order to prevent dilution or enlargement of rights. The Amended and Restated Equity Incentive Plan also provides that in the event of a Change in Control (as defined in the Amended and Restated Equity Incentive Plan) of the Company (a) any and all options and SARs granted under the Amended and Restated Equity Incentive Plan will become immediately exercisable; (b) any restriction periods and restrictions imposed on restricted shares will lapse, and within ten business days after the occurrence of a Change in Control, the stock certificates representing shares of restricted stock, without any restrictions or legend thereon, shall be delivered to the applicable participants; (c) the target value attainable under all performance units and performance shares shall be deemed to have been fully earned for the entire Performance Period as of the effective date of the Change in Control, and shall be paid out in cash to participants within 30 days following the effective date of the Change in Control; provided, however, that there shall not be an accelerated payout with respect to performance units or performance shares which were granted less than six months prior to the effective date of the Change in Control; and (d) the Compensation Committee shall have the authority to make any modifications to the Awards as determined by the Compensation Committee to be appropriate before the effective date of the Change in Control.

PROPOSED AMENDMENTS

    As noted above, the Compensation Committee revised the Amended and Restated Equity Incentive Plan in several respects for the purpose of permitting grants under the Amended and Restated Equity Incentive Plan to be made to directors as well as officers and employees. Accordingly, several sections, including Section 2(o) defining "Employee," Section 2(t) defining "Insider," Section 2(x) defining "Participant," Section 2(z) defining "Performance Unit," and Section 2(aa) defining "Performance Share" have been modified, and Sections 6.10 ("Exercise of Options With Respect to Directors"), 7.11 ("Exercise of SARs With Respect to Directors"), 8.11 ("Restricted Stock Granted to Directors"), and 9.7 ("Performance Units/Shares Granted to Directors") have been added to give the Compensation Committee full discretion with respect to the rules in any award to directors with respect to vesting and exercisability upon the director's cessation of service for whatever reason. In addition, as described above, the Amended and Restated Equity Incentive Plan has been revised to provide for material terms of performance goals in connection with awards of restricted stock, performance shares and performance units to participants designated as "covered employees" within the meaning of Section 162(m)(3) of the Code. To add flexibility under the terms of the Amended and Restated Equity Incentive Plan, absent any other impediment, the Amended and Restated Equity Incentive Plan also has been revised to provide that it may remain in effect until all of the shares available under the Amended and Restated Equity Incentive Plan have been used. However, to the extent required by the Code, no ISO may be granted on or after February 24, 2003. Further, several minor, technical, corrective revisions have been made to various provisions, including certain definitions.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of the Company's understanding of the principal federal income tax consequences of grants made under the Amended and Restated Equity Incentive Plan based upon the applicable provisions of the Code in effect on the date hereof. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

    NQSOS AND SARS. Upon the grant of a nonqualified option (with or without an SAR), the optionee will not recognize any taxable income and the Company will not be entitled to a deduction. Upon the exercise of such an option or SAR, the excess of the fair market value of the shares acquired on the exercise of the option over the option price (the "spread"), or the consideration paid to the optionee upon exercise of the

SAR, will constitute compensation taxable to the optionee as ordinary income. The Company, in computing its federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the optionee.

    ISOS. An optionee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute an item includible in alternative minimum taxable income, and thereby may subject the optionee to the alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of his or her ISO with which to pay such tax.

    Upon the disposition of shares of stock acquired pursuant to the exercise of an ISO after the later of (i) two years from the date of grant of the ISO or
(ii) one year after the transfer of the shares to the optionee (the "ISO Holding Period"), the optionee will recognize long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of stock received upon exercise of an ISO if the ISO Holding Period is satisfied. Different rules apply if the optionee disposes of the shares of stock acquired pursuant to the exercise of an ISO before the expiration of the ISO Holding Period.

    RESTRICTED STOCK. A participant who is granted restricted stock may make an election under Section 83(b) of the Code to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted may be taxed as capital gain (or loss) upon a subsequent sale of the shares. However, if the participant does not make a Section 83(b) election, then the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) election, any dividends paid on stock subject to the restrictions are compensation income to the participant and compensation expense to the Company. The Company is generally entitled to an income tax deduction for any compensation income taxed to the participant, subject to the provisions of
Section 162(m) of the Code.

    PERFORMANCE UNITS AND PERFORMANCE SHARES. A participant who has been granted a performance unit or performance share award will not realize taxable income until the applicable award cycle expires and the participant is in receipt of the stock or cash distributed in payment of the award, at which time such participant will realize ordinary income equal to the full fair market value of the shares delivered or the amount of cash paid. At that time, the Company generally will be allowed a corresponding tax deduction equal to the compensation taxable to the award recipient, subject to the provisions of
Section 162(m) of the Code.

NEW PLAN BENEFITS

    It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the Amended and Restated Equity Incentive Plan if the Amended and Restated Equity Incentive Plan is adopted. This determination will be made by the Compensation Committee.

ACCOUNTING TREATMENT OF OPTIONS

    Under existing accounting rules, the Company incurs no compensation expense upon the grant of a stock option with an exercise price at least equal to the fair market value of Company Common Stock on the date of grant. However, in the footnotes to the Company's annual financial statements, the Company sets forth pro forma net income and earnings per share amounts which are calculated as if the Company had elected to recognize compensation expense equal to the fair value of the option on the grant date based on the Black-Scholes option pricing model. The Financial Accounting Standards Board has proposed changes regarding accounting for stock-based compensation which, if adopted, may alter the accounting treatment of stock-based awards.

           ITEM 3--APPROVAL OF AMERICAN MEDICAL SECURITY GROUP, INC.
                        EXECUTIVE ANNUAL INCENTIVE PLAN

    The Executive Annual Incentive Plan (the "Annual Incentive Plan") will not become effective with respect to individuals who are subject to Section 162(m) of the Code unless the shareholder approval described below is obtained. The purpose of the Annual Incentive Plan is to encourage superior performance by executives of the Company and its subsidiaries through the payment of annual cash incentive awards.

    The Annual Incentive Plan is designed to take into account Section 162(m) of the Code, which generally denies corporate tax deductions for annual compensation exceeding $1,000,000 paid to the chief executive officer and the four other most highly compensated officers of a public company. Certain types of compensation, including performance-based compensation, are excluded from this deduction limit. In an effort to ensure that compensation payable under the Annual Incentive Plan to certain executives will qualify as performance-based compensation that is generally tax-deductible, the Annual Incentive Plan is being submitted to shareholders of the Company. The Company believes compensation payable pursuant to the Annual Incentive Plan will be deductible for federal income tax purposes under most circumstances, but there can be no assurance in this regard. Moreover, under certain circumstances such as death, disability and retirement (all as defined in the Annual Incentive Plan), compensation not qualified under Section 162(m) of the Code may be payable. By approving the Annual Incentive Plan, the shareholders will be approving, among other things, the performance measures, eligibility requirements and annual incentive award limits contained therein.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE EXECUTIVE ANNUAL INCENTIVE PLAN.

    A copy of the Annual Incentive Plan is attached hereto as Appendix B. The following description of certain provisions of the Annual Incentive Plan is qualified in its entirety by reference to the complete text set forth in Appendix B.

    ADMINISTRATION. The Annual Incentive Plan will be administered by the Compensation Committee. The Compensation Committee will have sole authority to make rules and regulations relating to the administration of the Annual Incentive Plan, and any interpretations and decisions of the Compensation Committee with respect to the Annual Incentive Plan will be final and binding.

    ELIGIBILITY. The Compensation Committee will, in its sole discretion, determine those officers and salaried employees of the Company who shall be eligible to participate in the Annual Incentive Plan for a given period of 12 months or less (a "Plan Year"). Participants will be selected by the Compensation Committee based on its determination that such employee is or gives promise of becoming of exceptional importance to the Company and of making substantial contributions to the success, growth, and profit of the Company. Participation in the Annual Incentive Plan by a participant during a given Plan Year does not entitle continued participation by such participant in any subsequent Plan year. The Compensation Committee does not anticipate identifying any eligible employees or making any awards under the Annual Incentive Plan for fiscal 1999. Accordingly, it is not possible to estimate at this time the number of persons who will be eligible to participate in the Annual Incentive Plan.

    PLAN FEATURES. The Annual Incentive Plan provides for the payment of cash incentive awards to participants designated by the Compensation Committee, which payments may be conditioned upon the attainment of such pre-established performance goals as the Compensation Committee shall determine. Performance goals may relate to one or more of the following business criteria, measured on an absolute basis or in terms of growth or reduction: net income (pre-tax or after-tax and with adjustments as stipulated), earnings per share, return on equity, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (EBDITA), loss ratio, expense ratio, increase in stock price, total shareholder return, economic value added, and operating cash flow. With respect to Participants who are not Covered Employees, the Committee may establish other subjective or objective performance goals, including individual goals, which it deems appropriate. Such performance goals may be different for each participant.

    The chief executive officer of the Company shall recommend to the Compensation Committee target award levels for eligible employees as soon as practicable after each Plan year. The designation of award recipients and the amount of such awards shall be determined by the Compensation Committee pursuant to the applicable preestablished performance goals and other rules established by the Compensation Committee. No award granted in any Plan Year to a participant may exceed $3,000,000.

    AMENDMENT AND DISCONTINUANCE. The Board will have the right to modify, suspend, or terminate the Annual Incentive Plan at any time.

    NEW PLAN BENEFITS. It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the Annual Incentive Plan if the Annual Incentive Plan is adopted or what benefits or amounts would have been received by or allocated to any person or group of persons for the last fiscal year if the Annual Incentive Plan had been in effect.

                             EXECUTIVE COMPENSATION

    The following table summarizes the total compensation paid by the Company to the Chief Executive Officer, the four other most highly compensated executive officers of the Company, the former Chief Executive Officer, and one other former executive officer (the "Named Executive Officers") for services rendered to the Company for the fiscal years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM COMPENSATION
                                                                                      ------------------------------------
                                                  ANNUAL COMPENSATION                       AWARDS ($)
                                    ------------------------------------------------  -----------------------    PAYOUTS
                                                                            OTHER                 SECURITIES   -----------
                                                                           ANNUAL     RESTRICTED  UNDERLYING      LTIP
        NAME AND PRINCIPAL                                                COMPENSA-     STOCK      OPTIONS/      PAYOUTS
             POSITION                 YEAR      SALARY($)   BONUS($)(1)  TION($)(2)     AWARDS    SARS(#)(3)     ($)(4)
----------------------------------  ---------  -----------  -----------  -----------  ----------  -----------  -----------
Samuel V. Miller..................       1998   $ 500,000    $ 650,000    $  14,200   $900,449(6)    201,113    $      --
  Chairman of the Board, President       1997     500,000      600,000           --           --          --           --
  & Chief Executive Officer              1996     500,004    1,500,000       89,169           --     673,043           --
Edward R. Skoldberg (7)...........       1998     225,000      110,000        2,741           --     129,531           --
  Executive Vice President & Chief       1997     199,716       90,000           --           --      23,232           --
  Operating Officer                      1996      15,977       50,000           --           --          --           --
Gary D. Guengerich (7)............       1998     225,000      110,000           --           --     152,788           --
  Executive Vice President, Chief        1997      37,262       85,000           --           --          --           --
  Financial Officer & Treasurer          1996          --           --           --           --          --           --
Timothy J. Moore (7)..............       1998     164,000       65,000           --           --      64,770           --
  Senior Vice President, General         1997     125,777       40,000           --           --      11,616           --
  Counsel & Secretary                    1996          --           --           --           --          --           --
Scott B. Westphal.................       1998     139,423       42,000           --           --      20,000           --
  Vice President & Chief Actuary         1997     125,962       31,250           --           --          --           --
                                         1996      92,500       13,406           --           --      19,727           --
Thomas R. Hefty (9)...............       1998     367,898           --        9,135           --      35,000       64,985
  Former Chairman of the Board,          1997     475,008       97,377        7,885           --      35,000        5,294
  President & Chief Executive            1996     410,028      177,542        9,355           --      30,000           --
  Officer
Roger A. Formisano (9)............       1998     185,697           --           --           --      35,000       35,165
  Former Executive Vice President        1997     244,536       22,008          904           --      25,000        2,894
  & Chief Operating Officer              1996     235,128       61,604        3,424           --      15,000           --


                                     ALL OTHER
        NAME AND PRINCIPAL           COMPENSA-
             POSITION               TION($)(5)
----------------------------------  -----------
Samuel V. Miller..................   $   2,000
  Chairman of the Board, President          --
  & Chief Executive Officer                 --
Edward R. Skoldberg (7)...........       3,750
  Executive Vice President & Chief          --
  Operating Officer                         --
Gary D. Guengerich (7)............          --
  Executive Vice President, Chief       50,000(8)
  Financial Officer & Treasurer             --
Timothy J. Moore (7)..............       2,117
  Senior Vice President, General            --
  Counsel & Secretary                       --
Scott B. Westphal.................       5,000
  Vice President & Chief Actuary            --
                                            --
Thomas R. Hefty (9)...............       4,000
  Former Chairman of the Board,          4,000
  President & Chief Executive            3,750
  Officer
Roger A. Formisano (9)............       4,000
  Former Executive Vice President        4,000
  & Chief Operating Officer              3,750

------------------------

(1) Bonus amounts for Mr. Miller represent amounts earned by him pursuant to the terms of his employment agreement with the Company. Bonus amounts for other executive officers represent amounts earned under incentive bonus plans, and for Messrs. Guengerich and Skoldberg include signing bonuses for joining the Company.

(2) Amounts represent reimbursement for the payment of taxes and, for former executive officers, the payout for unused personal days. The amounts indicated do not include perquisites and other personal benefits to the Named Executive Officers which, for each officer, did not exceed the lesser of $50,000 or 10% of the officer's total annual salary and bonus.

(3) Numbers reflect adjustments made in 1998, as a result of the Spin-off, to the number of stock options granted prior to the Spin-off. The numbers for Mr. Formisano include an aggregate of 75,000 stock options that were converted to stock options of United Wisconsin Services in 1998 as a result of the Spin-Off.

(4) The 1996-1998 Long-Term Incentive Plan and the 1997-1999 Long-Term Incentive Plan were discontinued during 1998 and pro rata payouts were made to Messrs. Hefty and Formisano in the amounts of $59,691 and $32,270, respectively.

(5) Amounts represent the Company's matching contributions to the Company's retirement savings plan and, for former officers, contributions to the UWSI/BCBSUW 401(k) Plan.

(6) Consists of a grant of 73,506 shares of deferred stock pursuant to an agreement entered into with Mr. Miller on November 17, 1998. The deferred stock will vest on November 17, 2002, or his earlier death, disability, the occurrence of a change in control while he is employed by the Company, or upon the Company's termination of his employment for any reason other than cause if the fair market value of the Common Stock on the date of termination exceeds $12.00. If the vesting requirements are satisfied, the deferred stock will be issued on January 2 of the year following Mr. Miller's termination of employment. Mr. Miller has the right to receive stock dividends, if any, on the deferred stock. As of December 31, 1998, the 73,506 shares of deferred stock had a value of $1,052,055 based on the $14.3125 closing price of the Company's Common Stock on December 31, 1998.

(7) Messrs. Skoldberg, Guengerich, and Moore became employees of the Company on November 18, 1996, November 3, 1997, and March 3, 1997, respectively.

(8) The amount represents payment in lieu of commission reimbursement upon sale of home, which Mr. Guengerich chose not to sell.

(9) As a result of the Spin-off, Messrs. Hefty and Formisano ceased to be officers of the Company on September 25, 1998.

    The following table details the stock options granted pursuant to the Company's Equity Incentive Plan during 1998 to the Named Executive Officers. No SARs were granted during 1998.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                                                                                      POTENTIAL REALIZED VALUE
                                                              INDIVIDUAL GRANTS                              AT ASSUMED
                                          ----------------------------------------------------------   ANNUAL RATES OF STOCK
                                            NUMBER OF    PERCENT OF TOTAL                                      PRICE
                                           SECURITIES       OPTION/SARS                               APPRECIATION FOR OPTION
                                           UNDERLYING       GRANTED TO      EXERCISE OR                         TERM
                                          OPTIONS/SARS     EMPLOYEES IN     BASE PRICE   EXPIRATION   ------------------------
NAME                                       GRANTED (#)      FISCAL YEAR      ($/SHARE)      DATE        5% ($)      10% ($)
----------------------------------------  -------------  -----------------  -----------  -----------  ----------  ------------

Samuel V. Miller........................      100,000             11.9%      $   10.25      9/27/10   $  815,750  $  2,191,890
                                              101,113             12.0           12.25     11/16/10      985,771     2,648,726

Edward R. Skoldberg.....................       70,000              8.3           10.25      9/27/10      571,025     1,534,323
                                               50,000              5.9           12.00      9/27/10      320,375     1,008,445
                                                9,531              1.1           12.25     11/16/10       92,920       249,671

Gary D. Guengerich......................       23,232              2.8           17.43      2/18/10      322,270       865,922
                                               70,000              8.3           10.25      9/27/10      571,025     1,534,323
                                               50,000              5.9           12.00      9/27/10      320,375     1,008,445
                                                9,556              1.1           12.25     11/16/10       93,163       250,326

Timothy J. Moore........................       35,000              4.2           10.25      9/27/10      285,513       767,162
                                               25,000              3.0           12.00      9/27/10      160,188       504,223
                                                4,770               .6           12.25     11/16/10       46,504       124,953

Scott B. Westphal.......................       20,000              2.4           10.25      9/27/10      163,150       438,378

Thomas R. Hefty.........................       35,000              4.2           16.13       1/1/10      449,302     1,207,248

Roger A. Formisano(2)...................       35,000              4.2             N/A          N/A          N/A           N/A

------------------------

(1) The grants consisted entirely of nonqualified stock options granted pursuant to the Equity Incentive Plan. All options granted have a term of 12 years. The options granted at $12.00 per share to Messrs. Skoldberg, Guengerich and Moore were granted at a premium of $1.75 per share over the fair market value of the Company's Common Stock on the date of grant. All other options granted to the Named Executive Officers were granted at 100% of the fair market value of the Company's Common Stock on the date of grant. The options that expire on September 27, 2010 vest and become exercisable as to 25% of such options on each of the first four anniversaries of the date of grant. All other options granted to the Named Executive Officers are 100% vested and exercisable. Exercisability of unvested options is accelerated in the event of a named Executive Officer's death, disability, or upon a change in control. A change in control includes: the acquisition by certain persons or groups of 25% or more of the outstanding Common Stock; a change in the membership of a majority of the Board of Directors during any two year period in certain circumstances; or the approval by the Company's shareholders of a plan of liquidation, an agreement to sell substantially all of the Company's assets, or certain mergers, consolidations or reorganizations. Notwithstanding the foregoing, no option may be exercised within the first six months following the date of grant.

(2) In connection with the Spin-off, the options granted to Mr. Formisano were canceled and converted into options to purchase shares of United Wisconsin Services.

    No stock options or SARs were exercised by any of the Named Executive Officers during 1998. The number of unexercised options and the total value of unexercised in-the-money options at December 31, 1998, are shown in the following table. No SARs were outstanding at December 31, 1998.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                            NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS/SARS
                                                         OPTIONS/SARS AT FY-END(#)         AT FY-END ($)(1)
                                                        ----------------------------  ---------------------------
NAME                                                     EXERCISABLE   UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------------------------------------  -------------  -------------  ------------  -------------

Samuel V. Miller......................................      972,175         100,000   $  1,320,347   $   406,250

Edward R. Skoldberg...................................       32,763         120,000         19,658       400,000

Gary D. Guengerich....................................       32,788         120,000         19,709       400,000

Timothy J. Moore......................................       16,386          60,000          9,838       200,000

Scott B. Westphal.....................................       19,727          20,000        222,964        81,250

Thomas R. Hefty.......................................      155,543              --             --            --

Roger A. Formisano....................................           --              --             --            --

------------------------

(1) The value of unexercised in-the-money options represents the positive spread between the $14.3125 per share closing price of the Company's Common Stock as reported on the New York Stock Exchange composite tape on December 31, 1998, and the exercise price of unexercised options. The actual amount, if any, realized upon exercise of options will depend on the market price of the Common Stock relative to the per share exercise price at the time the option is exercised. There is no assurance that the values of unexercised in-the-money options reflected in this table will be realized.

EMPLOYMENT AND RELATED AGREEMENTS

    Mr. Miller is a party to an Employment and Noncompetition Agreement (the "Miller Agreement") with the Company dated as of April 7, 1998, which supersedes an Employment and Noncompetition Agreement dated as of October 30, 1995. The Miller Agreement contains customary employment terms. The terms of the Miller Agreement, which expires on December 31, 2000, provide for automatic one-year extensions (unless notice not to extend is given by either party at least 30 days prior to the end of the effective term), and provide for an annual base salary of $500,000 and annual performance bonuses of not less than $500,000 or more than $1,000,000. Portions of Mr. Miller's performance bonuses are deferred so that his W-2 compensation for a calendar year does not exceed $990,000. In the event of termination of the employment of Mr. Miller by the Company without "cause" (as defined in the Miller Agreement), Mr. Miller will be entitled to receive a severance payment of $1,000,000 if his employment is terminated during a renewal term of the Miller Agreement, provided that such severance amount shall not exceed 2.99 multiplied by Mr. Miller's "base amount" (as defined in Internal Revenue Code Section 280G). The Miller Agreement also includes noncompetition and confidentiality provisions.

    The Company has also entered into an Employment Agreement with Mr. Westphal dated as of August 21, 1996 (the "Westphal Agreement"), which contains customary employment terms, continues until terminated by either party, and provides for an annual base salary of an amount to be adjusted annually and participation in the Company's incentive bonus arrangements. In the event of termination of the employment of Mr. Westphal by the Company without cause, Mr. Westphal shall be entitled to receive an amount equal to one-year's base salary. The Westphal Agreement also includes provisions relating to confidentiality and nonsolicitation of employees or customers.

    Messrs. Skoldberg, Guengerich, Moore and Westphal participate in the American Medical Security Group, Inc. Change of Control Severance Benefit Plan (the "Severance Plan"). Benefits are payable under the Severance Plan if, during a period beginning six months prior to a "change of control" and ending on the second anniversary of a change of control, (i) the participant's employment is terminated by the Company, except for "cause," as defined in the Severance Plan, death or disability, or (ii) the participant voluntarily terminates employment with "good reason," as defined in the Severance Plan. For purposes of the Severance Plan, a "change of control" shall have occurred when (i) a majority of the directors of the Company cease to continue to serve as directors of the Company and/or the chief executive officer of the Company ceases to serve as the chief executive of the Company as the result of (a) any person, or group as defined in Section 13(d)(3) of the Exchange Act, becoming the beneficial owner of 40% of the Company's outstanding voting securities, (b) a cash tender or exchange offer, (c) a merger or other business combination, (d) a sale of substantially all of the assets of the Company, (e) a contested election of directors, or (f) any combination of the foregoing events; or (ii) the shareholders approve a plan of liquidation or dissolution of the Company. Plan benefits include the payment of severance equal to three times the average salary and bonus for the prior two years for Executive and Senior Vice Presidents and one and one-half times the average salary and bonus for the prior two years for participants who are not Executive or Senior Vice Presidents. In addition, the Company would also provide health, dental, long-term disability and life insurance coverage for comparable periods of time.

    In connection with the employment offers accepted by Messrs. Skoldberg, Guengerich and Moore, the Company has also agreed to provide Messrs. Skoldberg, Guengerich and Moore with severance benefits in the event of termination of their employment by the Company without cause. These benefits include payments equal to one year's salary and medical insurance coverage for one year.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

    The Compensation Committee of the Board of Directors (the "Compensation Committee") is comprised of four independent, non-employee directors. The Compensation Committee establishes and directs the administration of all programs under which executive compensation is paid or awarded to the Company's executive officers. In addition, the Compensation Committee evaluates executive officer performance and assesses the overall effectiveness of the Company's executive compensation programs.

COMPENSATION PHILOSOPHY AND OBJECTIVES

    The Company's compensation and benefit programs are designed:

    - To attract and retain top level executive talent required to attain the Company's short and long-term goals.

    - To motivate these executives to achieve the goals of the Company's business strategy.

    - To link executive and shareholder financial interests through appropriate equity-based long-term incentive plans.

    - To provide a compensation package that recognizes individual contributions and overall business results.

BUSINESS CONSIDERATIONS

    During fiscal 1998, the Company transferred its managed care and specialty products business to its wholly owned subsidiary, Newco/UWS, Inc. ("Newco/UWS"), and distributed shares of common stock of Newco/UWS to the Company's shareholders (the "Spin-off"). In connection with the Spin-off, the Company changed its name from United Wisconsin Services, Inc. to American Medical Security

Group, Inc., and Newco/UWS was renamed United Wisconsin Services, Inc. The Company continues to own the small group business. See "Certain Transactions."

    As a result of the Spin-off, substantial changes in the management of the Company occurred. The senior management of American Medical Security Holdings, Inc. ("AMS Holdings") became the management of the Company. Following the Spin-off, the Company's Board of Directors consisted of three continuing directors, two of whom were also directors of AMS Holdings, and six new directors, five of whom were also directors of AMS Holdings. Four new members were elected to the Compensation Committee to replace directors who left office or ceased to be members of the Compensation Committee.

    As a result of the Spin-off, the Compensation Committee is in the process of evaluating the current executive compensation program in relation to its philosophy and objectives. In connection with the Spin-off, several compensation issues arose as to the new executives of the Company that are discussed in this report.

ELEMENTS OF EXECUTIVE COMPENSATION

    The elements of executive compensation include base salary, an annual incentive program, and an equity incentive plan. The Compensation Committee's decisions with respect to each of these elements are discussed below. While the elements of compensation described in this report are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including salary, incentive compensation, retirement, and other benefits. In reviewing the individual performance of the executives whose compensation is detailed in this proxy statement, other than the Chief Executive Officer (CEO), the Compensation Committee takes into account the views of Mr. Miller, the CEO.

    Each year the Compensation Committee reviews the Company's executive compensation program to ensure that pay opportunities are competitive with the current market and that there is appropriate linkage between Company performance and executive compensation. This process includes consultation with a national compensation and benefits consultant on issues of base salary, annual incentive awards, stock options and other long-term equity awards, and overall compensation. The Compensation Committee's review includes comparison of the Company's executive compensation against an appropriate peer group. During 1998, the peer group included a composite of comparably sized health and life insurance companies as surveyed by Hewitt Associates LLC. Certain of the companies in the peer group are included in the peer index included in the Performance Graph contained in this proxy statement.

BASE SALARY

    Base salaries are set in a context of total direct pay (base salary plus targeted annual incentive) such that total direct pay is competitive with current market levels of the comparable group and that there is appropriate linkage between Company performance and executive compensation. Base salaries for executive officers are initially determined by evaluating and comparing the responsibilities of their positions and experiences and by reference to the competitive marketplace for executive talent. After the Spin-off, the Committee affirmed the 1998 compensation currently in place for the executive officers.

ANNUAL INCENTIVE COMPENSATION

    Except for the CEO, the Company's executive officers are eligible for an annual performance bonus under the Company's incentive program (the "Annual Program"). The bonus paid under the Annual Program has two components: (i) assessment of specific job performance characteristics and (ii) achievement of assigned and expected performance objectives.

    The Annual Program is designed to reward those executives who made significant contributions to the Company's business objectives. Participants in the Annual Program are high performers around whom the new Company's high performance work culture will be built. The Annual Program focuses on pre-planned business and personal objectives. Not all individual performance objectives are quantifiable and thus the Compensation Committee did not assign weights to different factors or follow mathematical formulae. Therefore, the Compensation Committee used discretion in evaluating the executives' achievements of their individual performance objectives.

    For 1998, the potential range of bonus awards was 0% to 70% of annual compensation with the actual payout ranging from 25% to 49%. The awards for fiscal 1998 were paid in the first quarter of 1999.

LONG-TERM INCENTIVE COMPENSATION

    Long-term incentives are provided primarily pursuant to the Company's Equity Incentive Plan, as amended and restated September 25, 1998 (the "Equity Incentive Plan"), which provides for the grant of stock options, stock appreciation rights, restricted stock, and performance unit and performance shares.

    The purpose of the Equity Incentive Plan is to promote the success, and enhance the value of the Company by linking the personal interests of employees to those of the Company shareholders, and by further providing employees that receive an award under the Equity Incentive Plan with an incentive for outstanding performance. When awarding long-term incentives, the Compensation Committee considers executives' levels of responsibility, prior experience, historical award data, and compensation practice at comparative companies.

    The Compensation Committee is responsible for administering the Equity Incentive Plan. Currently only nonqualified stock option grants are outstanding under the Equity Incentive Plan. The option grants are designed to motivate employees to maximize shareholder value and maintain a medium to long-term perspective. Option grants are made at no less than the fair market price on the date of grant and generally become exercisable in equal annual installments over a four-year term, generally expiring no later than 12 years after the date of grant. All full-time active employees of the Company are eligible to participate in the Equity Incentive Plan.

    When determining the size of the option grants made to executives in 1998, the Compensation Committee considered the results of a survey performed by Hewitt Associates LLC on equity authorization for companies undergoing restructurings comparable to the Spin-off. The Compensation Committee also considered its own evaluation of the executives' past and prospective contributions to the success of the Company, anticipated performance requirements and contributions of each executive officer, and historical option award data. In connection with the Spin-off, the Compensation Committee made a special one-time incentive grant designed to enhance links between the fortunes of the Company's shareholders and key executives.

    In addition, certain unexpected results were created as a result of the option adjustment formulae used in connection with the Spin-off. In order to resolve this matter, the Compensation Committee awarded additional option grants to senior executives and a deferred stock grant (described below) to the Company's CEO to achieve comparable levels of value intended to be awarded.

    Nonqualified stock options to purchase a total of 367,089 shares were granted to the Company's current executive officers (other than the CEO) named in the compensation table for fiscal 1998. Certain of the option grants to executive officers were made at a premium price of $12.00 per share. The awards to the CEO are discussed below.

CHIEF EXECUTIVE OFFICER COMPENSATION

    During 1998, Mr. Miller became the CEO of the Company. Mr. Miller's employment and noncompetition agreement with the Company was renewed effective as of April 7, 1998, with a term ending on December 31, 2000 (the "Miller Agreement"). Under the terms of the Miller Agreement, Mr. Miller's annual base salary is $500,000 and he is eligible for an annual performance bonus of not less than $500,000 or more than $1 million.

    In determining the individual performance portion of Mr. Miller's annual incentive award, the Compensation Committee considered the financial performance and growth of the Company, as well as Mr. Miller's leadership and implementation of the Spin-off and overall strategic direction of the Company. Mr. Miller received an annual incentive award of $650,000 or 130% of base salary.

    In 1998, Mr. Miller received options to purchase 100,000 shares at an exercise price of $10.25 per share and 101,113 shares at $12.25 per share as detailed in the option grant table contained in this proxy statement. This equity interest recognizes Mr. Miller's leadership in the turnaround of the small group business and completion of the Spin-off, and provides an appropriate link to the interests of shareholders.

    Pursuant to a deferred stock agreement dated November 17, 1998, Mr. Miller received a grant of 73,506 shares that will vest on November 17, 2002, or earlier upon Mr. Miller's death, disability or a change in control while he is employed by the Company, or upon the Company's termination of his employment for any reason other than cause if the fair market value of the Company's Common Stock on the date of termination exceeds $12.00. Once vested, the shares will be distributed to Mr. Miller on January 2 of the year following the calendar year during which Mr. Miller's employment with the Company terminates.

    Mr. Miller also participates in a deferral program whereby a portion of his annual performance bonus is deferred until he is no longer an employee of the Company or he is no longer considered a "covered employee" within the meaning of
Section 162(m)(3) of the Code. The deferred amounts are held in a rabbi trust and are credited at an interest rate equal to 60% of the prime rate as reported in the Wall Street Journal.

POLICY ON DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the Company's federal income tax deduction for compensation to its CEO and any of its four other highest paid executive officers to $1 million. Qualified performance-based compensation is not subject to the $1 million limitation, provided certain requirements of Section 162(m) are satisfied. In 1998, none of the Company's executives received compensation in excess of $1 million for purposes of Section 162(m) and all executive compensation paid in fiscal 1998 is fully deductible. In order to preserve the deductibility of Mr. Miller's compensation, a portion of his annual incentive for 1998 was deferred pursuant to the deferral program described above. The Compensation Committee has, however, reviewed Section 162(m) and considered its impact on the Company's future executive compensation plans.

CONCLUSION

    After its review of the total compensation program for the executives of the Company, the Compensation Committee continues to believe that these executive compensation policies and practices serve the interests of the shareholders and the Company effectively. We also believe that the various compensation programs offered are appropriately balanced to provide increased motivation for executive officers to contribute to the Company's overall future successes, thereby increasing the value of the Company for the shareholders' benefit. The Compensation Committee will continue to monitor the effectiveness of the Company's total compensation program to meet the ongoing needs of the Company.

                                          COMPENSATION COMMITTEE
                                          Michael T. Riordan, Chairman
                                          Roger H. Ballou
                                          W. Francis Brennan
                                          Frank L. Skillern

                               PERFORMANCE GRAPH

    Two performance graphs are presented below to provide cumulative shareholder return information for the Company on (i) a post-Spin-off basis reflecting continuing operations and (ii) a five-year historical basis, as is require by Exchange Act reporting regulations. The first graph compares the cumulative shareholder return of the Company's Common Stock for the period from September 28, 1998, (the first day of trading, following the completion of the Spin-off, under American Medical Security Group Inc.'s original listing on the New York Stock Exchange) to December 31, 1998, to the cumulative total returns of the NYSE/AMEX/Nasdaq Stock Market and the Morgan Stanley Healthcare Payor Index. The second performance graph compares the cumulative shareholder return of the Company's Common Stock (traded on the New York Stock Exchange prior to the Spin-off under the listing of United Wisconsin Services and after the Spin-off under the listing of American Medical Security Group, Inc.) to the cumulative total returns of the NYSE/AMEX/Nasdaq Stock Market and the Morgan Stanley Healthcare Payor Index for the five year period ended December 31, 1998. The graphs assume an investment of $100 in each of the Company's Common Stock, the NYSE/AMEX/Nasdaq Stock Market, and the Morgan Stanley Healthcare Payor Index at the beginning of the periods (September 28, 1998, and December 31, 1993, as the case may be), and assume reinvestment of dividends. In the five-year graph, the Spin-off of the Company's managed care and specialty products business was treated as a special dividend of $7.19 per share that was reinvested in Company Common Stock on September 28, 1998, the first day of trading following the Spin-off. The line graphs are not intended to be indicative of future stock performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
               FROM SEPTEMBER 28, 1998 THROUGH DECEMBER 31, 1998
                               PERFORMANCE GRAPH
                     AMERICAN MEDICAL SECURITY GROUP, INC.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           AMERICAN MEDICAL     NYSE/AMEX/NASDAQ    MORGAN STANLEY

                    Security          Stock Market      Health Care
                 Group, Inc.        (US Companies)      Payor Index
09/28/98             $100.00               $100.00          $100.00
10/02/98              $92.68                $95.55           $91.92
10/09/98              $63.42                $92.41           $88.18
10/16/98              $71.95                $99.41           $96.78
10/23/98              $73.17               $101.44           $99.15
10/30/98              $85.37               $104.46          $113.22
11/06/98             $112.20               $108.85          $118.10
11/13/98             $111.59               $107.37          $112.20
11/20/98             $117.07               $110.70          $116.17
11/27/98             $137.81               $113.48          $116.36
12/04/98             $140.24               $112.11          $116.32
12/11/98             $137.20               $110.98          $116.67
12/18/98             $140.24               $112.80          $114.03
12/24/98             $142.68               $116.42          $113.14
12/31/98             $139.63               $117.94          $118.36

                                                                            9/28/98   10/30/98   11/27/98   12/31/98
                                                                           ---------  ---------  ---------  ---------
American Medical Security Group, Inc.....................................  $  100.00  $   85.37  $  137.81  $  139.63
Morgan Stanley Health Care Payor Index...................................     100.00  $  113.22  $  116.36     118.36
NYSE/AMEX/Nasdaq Stock Market (US Companies).............................     100.00  $  104.46  $  113.48     117.94

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                FROM DECEMBER 31, 1993 THROUGH DECEMBER 31, 1998
                               PERFORMANCE GRAPH
                     AMERICAN MEDICAL SECURITY GROUP, INC.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           AMERICAN MEDICAL     NYSE/AMEX/NASDAQ    MORGAN STANLEY

                    Security          Stock Market      Health Care
                 Group, Inc.        (US Companies)      Payor Index
12/31/93             $100.00               $100.00          $100.00
12/31/94             $121.32                $99.50          $131.03
12/31/95              $75.83               $135.67          $164.46
12/31/96              $92.34               $164.47          $143.42
12/31/97              $92.05               $215.32          $149.10
12/31/98              $88.37               $265.86          $159.07

                                                       12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
                                                       ---------  ---------  ---------  ---------  ---------  ---------
American Medical Security Group, Inc.................  $  100.00  $  121.32  $   75.83  $   92.34      92.05      88.37
Morgan Stanley Health Care Payor Index...............     100.00     131.03     164.46     143.42     149.10     159.07
NYSE/AMEX/Nasdaq Stock Market (US Companies).........     100.00      99.50     135.67     164.47     215.32     265.86

                              CERTAIN TRANSACTIONS

    On May 27, 1998, the Board of Directors of the Company, then known as United Wisconsin Services, Inc., approved a plan to spin off its managed care companies and specialty products business to its shareholders. On September 11, 1998, the Company contributed all of its subsidiaries comprising the managed care and specialty products business to a newly created subsidiary named "Newco/UWS, Inc.", a Wisconsin corporation ("Newco/UWS"). On September 25, 1998, the Company spun off the managed care and specialty products business through a distribution of 100% of the issued and outstanding shares of common stock of Newco/UWS to the Company's shareholders of record as of September 11, 1998 (the "Spin-off"). In connection with the Spin-off, the Company adopted its current name of American Medical Security Group, Inc. and Newco/UWS changed its name to United Wisconsin Services, Inc. (referred to herein as "United Wisconsin Services"). As a result of the transactions entered into in connection with the Spin-off, United Wisconsin Services owns the businesses and assets of, and is responsible for the liabilities associated with, the managed care and specialty products business formerly conducted by the Company. The Company continues to own the business and assets of, and is responsible for the liabilities associated with, the Company's small group business described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

SERVICE AGREEMENTS

    Blue Cross, a 37.9% beneficial shareholder of the Company, beneficially owns more than 10% of the common stock of United Wisconsin Services. The Company and United Wisconsin Services are parties to a service agreement (the "UWS Service Agreement") dated September 25, 1998, pursuant to which United Wisconsin Services provides investment management and investment accounting services to the Company. Fees under the UWS Service Agreement are based on a percentage of the portfolio plus a flat rate for each corporate entity whose investments are being managed by United Wisconsin Services. For fiscal 1998, the Company paid United Wisconsin Services $48,407 for such services. The UWS Service Agreement will terminate on December 31, 1999, unless terminated earlier upon appropriate notice.

    Prior to the Spin-off, the Company and Blue Cross were parties to service agreements (the "Service Agreements") with respect to the reciprocal provision of certain services, including sales and marketing, rental of office space, computerized data processing, claims processing, and legal, investment, actuarial and other management services, related to the operation of the Company's managed care and specialty products business. Pursuant to the Service Agreements, the Company received net payments of $5.8 million, $5.3 million and $4.0 million from Blue Cross for the years ended December 31, 1996, 1997 and 1998, respectively. The Service Agreements were assigned to United Wisconsin Services effective September 11, 1998.

    Blue Cross and Electronic Data Systems Corporation are parties to a service agreement (the "EDS Servicing Agreement") whereby EDS developed integrated processing systems, maintained computer hardware and software and provided data processing personnel for key systems (including claims, membership actuarial, commission, general ledger, accounts payable and fixed assets) related to the Company's managed care and specialty products business which was transferred to United Wisconsin Services in connection with the Spin-off. The Company paid approximately $3.5 million, $3.7 million and $2.4 million for the years ended December 31, 1996, 1997 and 1998, respectively, for services pursuant to the EDS Servicing Agreement. As of September 11, 1998, the Company no longer received services under the EDS Servicing Agreement.

REINSURANCE AGREEMENTS

    During 1998, the Company and United Wisconsin Services, or their subsidiaries, entered into various quota share reinsurance agreements ("Reinsurance Agreements") pursuant to which each company cedes to the other certain risks related to life insurance, health insurance, dental insurance, point-of-service and other insurance plans. In addition, each company acting as the reinsurer provides administrative services to the other company acting as the ceding company. As consideration for such reinsurance, the ceding company receives a ceding commission of approximately 0.5% of the gross premiums reinsured under each applicable agreement. For fiscal 1998, the Company received $24,100 from United Wisconsin Services or its subsidiaries and paid $42,590 to United Wisconsin Services or its subsidiaries pursuant to the Reinsurance Agreements.

HEALTH AND OTHER BENEFITS TO THE EMPLOYEES OF BLUE CROSS

    Prior to the Spin-off, certain subsidiaries of the Company provided health, life and other insurance benefits to the employees of Blue Cross. Premium revenue received from Blue Cross for these services totaled $4.4 million, $4.5 million and $3.1 million in 1996, 1997 and 1998, respectively. In addition, Blue Cross provided health insurance to certain of the Company's employees prior to the Spin-off.

REGISTRATION RIGHTS AGREEMENTS

    The Company and Blue Cross have entered into a Registration Rights Agreement dated as of September 1, 1998, which contains certain registration rights granted by the Company with respect to shares owned by Blue Cross. Pursuant to the terms of the agreement, Blue Cross is entitled to certain demand registration rights until the earlier of July 31, 2008, or the date on which Blue Cross owns in the aggregate less than three percent of the Company's outstanding Common Stock. In addition, Blue Cross is entitled, subject to certain limitations, to register shares of Common Stock in connection with a registration statement prepared by the Company to register its equity securities. Also, if Blue Cross proposes to sell its Common Stock to a third party, Blue Cross may request that the Company register its shares prior to such sale, and the Company shall use its best efforts to register all of the shares that Blue Cross proposes to sell. Blue Cross has agreed not to acquire any additional Common Stock of the Company, other than as a result of any stock dividend or distribution, without the consent of the Company, for a period of ten years.

    Wallace J. Hilliard, a 5.4% beneficial shareholders of the Company, and Ronald A. Weyers, a former greater than 5% shareholder of the Company, (together, the "Holders") have entered into a Registration Rights and Stock Restriction Agreement with the Company dated as of December 3, 1996, which contains certain registration rights granted by the Company with respect to shares owned by the Holders. Pursuant to the terms of the agreement, the Holders are entitled to certain demand registration rights until the earlier of December 3, 2001, or the date on which the Holders own in the aggregate less than three percent of the Company's outstanding Common Stock. In addition, the Holders are entitled, subject to certain limitations, to register shares of Common Stock in connection with a registration statement prepared by the Company to register its equity securities. The Holders have also agreed not to acquire any securities of the Company without the consent of the Company for a period of ten years if such acquisition would require regulatory approval, application or notification other than as required by the Exchange Act. Further, the Holders have agreed not to
(i) initiate any shareholder proposals with respect to the Company, (ii) make any proposals with respect to a merger or other business combination, sale or transfer of assets, liquidation or other extraordinary corporate transaction of the Company, or (iii) participate in a group (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to the Company's securities or seek to exercise control over the Company.

SETTLEMENT AGREEMENT

    In April 1998, the Company, Newco/UWS, Wallace J. Hilliard and Ronald A. Weyers entered into a Settlement Agreement (the "Settlement Agreement") related to matters arising out of the Company's acquisition of American Medical Security Group, Inc., a Delaware corporation, ("Old AMSG") in December 1996. Under the terms of the acquisition agreement, $8.0 million of the purchase price was deposited into an escrow account as security for indemnification payments to be made to the Company for breaches of certain representations, warranties, covenants and other agreements contained in the acquisition agreement. In the Settlement Agreement, the parties agreed to settle all claims against the escrow for $500,000 and release the remaining escrow amount to the shareholders of Old AMSG. The Company received the $500,000 settlement payment in fiscal 1998.

OTHER AGREEMENTS

    Mr. Hilliard and Mr. Weyers are parties to Employment and Noncompetition Agreements with the Company entered into as of December 3, 1996, and amended March 30, 1999, pursuant to which Mr. Hilliard and Mr. Weyers continue to received payments. The agreements provide for the payment of (i) $750,000 per year during the first year, (ii) $500,000 per year for the next four years and three months for Mr. Hilliard and $500,000 per year for the next four years for Mr. Weyers, and (iii) $100,000 per year thereafter for a period of three years. The agreements contain noncompetition and nonsolicitation provisions applicable during the term of the agreements and for a period of two years thereafter. Mr. Hilliard's and Mr. Weyers' agreements expire on March 3, 2005, and December 2, 2004, respectively. On March 30, 1999, Mr. Hilliard and Mr. Weyers entered into Option Surrender Agreements with the Company pursuant to which they surrendered stock options to purchase 530,000 and 470,000 shares of Company Common Stock, respectively. As a result, Mr. Hilliard ceased to be a greater than 5% beneficial shareholder of the Company. Mr. Weyers ceased to be a greater than 5% beneficial shareholder of the Company in 1998.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors and any persons who beneficially own in excess of ten percent of the shares of the Common Stock outstanding to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission, the New York Stock Exchange and the Company.

    Based upon a review of the information furnished to the Company, the Company believes that during the fiscal year ended December 31, 1998, its executive officers and directors and Blue Cross complied with all applicable Section 16(a) filing requirements.

                                    AUDITORS

    The Audit Committee of the Board of Directors has selected Ernst & Young LLP as independent auditors for the Company for the year ended December 31, 1998. Ernst & Young has examined the accounts of the Company since 1988. Representatives of Ernst & Young will be present at the Meeting, will be available to respond to questions and may make a statement if they so desire.

                                 OTHER MATTERS

    The Company knows of no other matters to come before the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons acting pursuant to the accompanying appointment of proxy form to vote the shares represented thereby in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals for the 2000 Annual Meeting of Shareholders of the Company must be received no later than December 15, 1999, at the Company's principal executive offices, 3100 AMS Boulevard, Green Bay, Wisconsin 54313, directed to the attention of the Secretary, in order to be considered for inclusion in next year's annual meeting proxy material under the Securities and Exchange Commission's proxy rules.

    Under the Company's Bylaws, written notice of shareholder proposals for the 2000 Annual Meeting of Shareholders of the Company which are not intended to be considered for inclusion in next year's proxy material (shareholder proposals submitted outside the processes of SEC Rule 14a-8) must be received no later than February 13, 2000, and no earlier than January 14, 2000, at the Company's offices, directed to the attention of the Secretary, and such notice must contain the information specified in the Company's Bylaws.

                                          AMERICAN MEDICAL SECURITY GROUP, INC.

                                                   [SIGNATURE]

                                          Timothy J. Moore
                                          SECRETARY

Green Bay, Wisconsin

April 14, 1999

A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, WILL BE PROVIDED WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK AS OF MARCH 24, 1999, ON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO: TIMOTHY J. MOORE, SECRETARY, AMERICAN MEDICAL SECURITY GROUP, INC., 3100 AMS BOULEVARD, GREEN BAY, WISCONSIN 54313.

                                                                      APPENDIX A

                             EQUITY INCENTIVE PLAN
                     AMERICAN MEDICAL SECURITY GROUP, INC.
                                 FEBRUARY 1993
                    (AS AMENDED AND RESTATED MARCH 15, 1999)

                     AMERICAN MEDICAL SECURITY GROUP, INC.
                             EQUITY INCENTIVE PLAN
                    (AS AMENDED AND RESTATED MARCH 15, 1999)

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                            -----------

ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION............................................................           1
      1.1  Establishment of the Plan......................................................................           1
      1.2  Purpose of the Plan............................................................................           1
      1.3  Duration of the Plan...........................................................................           1

ARTICLE 2. DEFINITIONS....................................................................................           1

ARTICLE 3. ADMINISTRATION.................................................................................           4
      3.1  The Committee..................................................................................           4
      3.2  Authority of the Committee.....................................................................           4
      3.3  Decisions Binding..............................................................................           5

ARTICLE 4. SHARES SUBJECT TO THE PLAN.....................................................................           5
      4.1  Number of Shares...............................................................................           5
      4.2  Lapsed Awards..................................................................................           5
      4.3  Adjustments in Authorized Shares...............................................................           5

ARTICLE 5. ELIGIBILITY AND PARTICIPATION..................................................................           6
      5.1  Eligibility....................................................................................           6
      5.2  Actual Participation...........................................................................           6

ARTICLE 6. STOCK OPTIONS..................................................................................           6
      6.1  Grant of Options...............................................................................           6
      6.2  Option Award Agreement.........................................................................           6
      6.3  Option Price...................................................................................           6
      6.4  Duration of Options............................................................................           6
      6.5  Exercise of Options............................................................................           6
      6.6  Payment........................................................................................           6
      6.7  Restrictions on Share Transferability..........................................................           7
      6.8  Termination of Employment Due to Death, Disability or Retirement...............................           7
      6.9  Termination of Employment for Other Reasons....................................................           7
     6.10  Exercise of Options With Respect to Directors..................................................           8
     6.11  Restrictions on Transferability................................................................           8

ARTICLE 7. STOCK APPRECIATION RIGHTS......................................................................           8
      7.1  Grant of SARs..................................................................................           8
      7.2  Exercise of Tandem SARs........................................................................           8
      7.3  Exercise of Affiliated SARs....................................................................           8
      7.4  Exercise of Freestanding SARs..................................................................           9
      7.5  SAR Agreement..................................................................................           9
      7.6  Term of SARs...................................................................................           9
      7.7  Payment of SAR Amount..........................................................................           9
      7.8  Rule 16b-3 Requirements........................................................................           9
      7.9  Termination of Employment Due to Death, Disability, or Retirement..............................           9
     7.10  Termination of Employment for Other Reasons....................................................          10
     7.11  Exercise of SARs With Respect to Directors.....................................................          10
     7.12  Non-transferability of SARs....................................................................          10

                                                                                                               PAGE
                                                                                                            -----------

ARTICLE 8. RESTRICTED STOCK...............................................................................          10
      8.1  Grant of Restricted Stock......................................................................          10
      8.2  Restricted Stock Agreement.....................................................................          10
      8.3  Transferability................................................................................          10
      8.4  Other Restrictions.............................................................................          10
      8.5  Certificate Legend.............................................................................          11
      8.6  Removal of Restrictions........................................................................          11
      8.7  Voting Rights..................................................................................          11
      8.8  Dividends and Other Distributions..............................................................          11
      8.9  Termination of Employment Due to Death, Disability, or Retirement..............................          11
     8.10  Termination of Employment for Other Reasons....................................................          11
     8.11  Restricted Stock Granted to Directors..........................................................          11

ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES.......................................................          11
      9.1  Grant of Performance Units/Shares..............................................................          11
      9.2  Value of Performance Units/Shares..............................................................          12
      9.3  Earning of Performance Units/Shares............................................................          12
      9.4  Form and Timing of Payment of Performance Units/Shares.........................................          12
           Termination of Employment Due to Death, Disability, Retirement, or Involuntary Termination               12
      9.5  (Without Cause)................................................................................
      9.6  Termination of Employment for Other Reasons....................................................          12
      9.7  Performance Units/Shares Granted to Directors..................................................          12
      9.8  Non-transferability............................................................................          12

ARTICLE 10. BENEFICIARY DESIGNATION.......................................................................          13

ARTICLE 11. DEFERRALS.....................................................................................          13

ARTICLE 12. RIGHTS OF EMPLOYEES...........................................................................          13
     12.1  Employment.....................................................................................          13
     12.2  Participation..................................................................................          13

ARTICLE 13. CHANGE IN CONTROL.............................................................................          13

ARTICLE 14. AMENDMENT, MODIFICATION, AND TERMINATION......................................................          14
     14.1  Amendment, Modification and Termination........................................................          14
     14.2  Awards Previously Granted......................................................................          14

ARTICLE 15. WITHHOLDING...................................................................................          14
     15.1  Tax Withholding................................................................................          14
     15.2  Share Withholding..............................................................................          14

ARTICLE 16. INDEMNIFICATION...............................................................................          14

ARTICLE 17. SUCCESSORS....................................................................................          14

ARTICLE 18. LEGAL CONSTRUCTION............................................................................          15
     18.1  Gender and Number..............................................................................          15
     18.2  Severability...................................................................................          15
     18.3  Requirements of Law............................................................................          15
     18.4  Securities Law Compliance......................................................................          15
     18.4  Governing Law..................................................................................          15

                     AMERICAN MEDICAL SECURITY GROUP, INC.
                             EQUITY INCENTIVE PLAN
                    (AS AMENDED AND RESTATED MARCH 15, 1999)

                 ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION

    1.1 ESTABLISHMENT OF THE PLAN. American Medical Security Group, Inc., a Wisconsin corporation formerly known as United Wisconsin Services, Inc. (the "Company"), established this incentive compensation plan known as the "American Medical Security Group, Inc. Equity Incentive Plan" (herein referred to as the "Plan") effective as of February 24, 1993 (the "Effective Date") upon approval by its Board of Directors, and ratification by an affirmative vote of a majority of Shares at an annual shareholders' meeting of the Company. (The validity of any awards granted prior to shareholder ratification of the Plan were contingent upon such ratification.)

    The Plan, as set forth in this document, remains in effect as provided in
Section 1.3 herein and permits the grant of Non-qualified Stock Options ("NQSOs"), Incentive Stock Options ("ISOs"), Stock Appreciation Rights ("SARs"), Restricted Stock, Performance Units, and Performance Shares.

    1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance.

    The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation is dependent.

    1.3 DURATION OF THE PLAN. Subject to approval by the Board of Directors of the Company and ratification by the shareholders of the Company, the Plan commenced on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors of the Company to terminate the Plan at any time pursuant to Article 14 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, to the extent required by the Internal Revenue Code, no ISO may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted, or, if earlier, the date the Plan is approved by shareholders.

                             ARTICLE 2. DEFINITIONS

    Whenever used in the Plan, the following terms shall have the meanings set forth below and when the meaning is intended, the initial letter of the word is capitalized:

        (a) "AFFILIATE" means a company closely related to American Medical Security Group, Inc. which is designated as an Affiliate by the Board. For purposes of this Plan, United Wisconsin Services, Inc. (f/k/a Newco/UWS, Inc.) and Blue Cross & Blue Shield United of Wisconsin shall each be considered an Affiliate only with respect to Stock Options issued prior to September 11, 1998.

        (b) "AFFILIATED SAR" means an SAR that is granted in connection with a related Option, and which will be deemed to automatically be exercised simultaneous with the exercise of the related Option.

        (c) "AWARD" means, individually or collectively, a grant under this Plan of Non-qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Units, or Performance Shares.

        (d) "AWARD AGREEMENT" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

        (e) "BENEFICIAL OWNER" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

        (f) "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

        (g) "CAUSE" means:

           (i) willful and gross misconduct on the part of a Participant that is materially and demonstrably detrimental to the Company; or

           (ii) the commission by a Participant of one or more acts which constitute an indictable crime under United States Federal, state, or local law. "Cause" under either (i) or (ii) shall be determined in good faith by the Committee.

        (h) "CHANGE IN CONTROL" of the Company in connection with any Award Agreement entered into before March 15, 1999 shall mean a "Change in Control" as defined in the Plan prior to its amendment and restatement on March 15, 1999 and "Change in Control" of the Company in connection with any Award Agreement entered into on or after March 15, 1999 shall be deemed to have occurred as of the date that:

           (i) a majority of Directors of the Company cease to continue to serve as Directors of the Company and the Chief Executive Officer of the Company ceases to serve as the Chief Executive of the Company as the direct or indirect result of, or in connection with the occurrence of:

               (a) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becoming, directly or indirectly, the beneficial owner of securities of the Company, or any other subsidiary, representing forty percent (40%) or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of Directors of the Company (other than as a result of an issuance of securities initiated by the Company or open market purchases approved by the Board of Directors of the Company as long as the majority of the Directors at the time of such approval are also Directors at the time the purchases are made);

               (b) a cash tender or exchange offer;

               (c) a hostile or involuntary merger or other business combination;

               (d) a sale of all or substantially all assets of the Company;

               (e) a contested election of directors; or

               (f) any combination of the aforementioned events; or

           (ii) the shareholders approve a plan of liquidation or dissolution of the Company.

        (i) "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

        (j) "COMMITTEE" means the Compensation Committee of American Medical Security Group, Inc., as appointed by the Board to administer the Plan, or such other committee as may be appointed by the Board consistent with
    Section 3.1.

        (k) "COMPANY" means American Medical Security Group, Inc., a Wisconsin corporation or any successor thereto as provided in Article 17 herein.

        (l) "COVERED EMPLOYEE" means a Participant designated prior to the grant of an award of Restricted Stock, Performance Units, or Performance Shares by the Committee who is or may be a "covered employee" within the meaning of
    Section 162(m)(3) of the Internal Revenue Code in the year in which such Restricted Stock, Performance Units or Performance Awards are taxable to such Participant.

        (m) "DIRECTOR" means any individual who is a member of the Board of Directors of the Company or any Subsidiary or Affiliate.

        (n) "DISABILITY" means with respect to any ISOs, a permanent and total disability within the meaning of Code Section 22(e)(3), and with respect to all other Awards under the Plan, a medically determinable mental or physical impairment which renders a Participant totally and presumably permanently unable to continue in employment with the Company and all Affiliates. The determination of disability shall be made by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.

        (o) "EMPLOYEE" means any full-time employee of the Company or of the Company's Subsidiaries or Affiliates.

        (p) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

        (q) "FAIR MARKET VALUE" means the closing price for Shares on the relevant date, or (if there were no sales on such date) the average of closing prices on the nearest day before and the nearest day after the relevant date, on a stock exchange or over the counter, as determined by the Committee.

        (r) "FREESTANDING SAR" means an SAR that is granted independently of any Options.

        (s) "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares, granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

        (t) "INSIDER" shall mean an Employee or Participant who is, on the relevant date, an officer, director of the Company, as defined in Rule 16 under the Exchange Act.

        (u) "NON-QUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

        (v) "OPTION" means an Incentive Stock Option or a Non-qualified Stock Option.

        (w) "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

        (x) "PARTICIPANT" means a person who has outstanding an Award granted under the Plan.

        (y) "PERFORMANCE GOALS" means the performance goals established by the Committee prior to the grant of any Award of Restricted Stock, Performance Units, or Performance Shares that are based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: net income (pre-tax or after-tax and with adjustments as stipulated), earnings per share, return on equity, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (EBDITA), loss ratio, expense ratio, increase in stock price, total shareholder return, economic value added and operating cash flow. With respect to Covered Employees, all Performance Goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Internal Revenue Code and shall be established by the Committee within the time prescribed by Section 162(m) of such Code and related regulations. With respect to Participants who are not Covered Employees, the Committee may establish other subjective or objective performance goals, including individual goals, which it deems appropriate.

        (z) "PERFORMANCE UNIT" means an Award granted to a Participant, as described in Article 9 herein.

        (aa) "PERFORMANCE SHARE" means an Award granted to a Participant, as described in Article 9 herein.

        (bb) "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in
    Article 8 herein.

        (cc) "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

        (dd) "RESTRICTED STOCK" means an Award granted to a Participant pursuant to Article 8 herein.

        (ee) "RETIREMENT" shall have the meaning ascribed to it under the Company's tax qualified retirement plan.

        (ff) "SHARES" means the shares of common stock of the Company.

        (gg) "SUBSIDIARY" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

        (hh) "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

        (ii) "TANDEM SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, an SAR shall similarly be canceled).

        (jj) "WINDOW PERIOD" means a window period of time as defined in the Company's then current insider trading policy.

                           ARTICLE 3. ADMINISTRATION

    3.1 THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board of American Medical Security Group, Inc., or by any other Committee appointed by the Board consisting of not less than two (2) Directors who are not Employees. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

    It is intended that at all times, the Committee shall be comprised solely of Directors who are both: (i) Non-Employee Directors, as defined in Rule 16b-3 under the Exchange Act; and (ii) Outside Directors, as defined in Treas. Reg. 1.162-27. However, the failure to so comply with Rule 16b-3 and/or Treas. Reg. 1.162-27 shall not affect the validity of any Awards made by the Committee in accordance with the provisions of the Plan.

    3.2 AUTHORITY OF THE COMMITTEE. The Committee shall have full power except as limited by law or by the Articles of Incorporation or By-laws of the Company, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 14 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority as identified hereunder.

    3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all Persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

                     ARTICLE 4. SHARES SUBJECT TO THE PLAN

    4.1 NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed 4,000,000. These 4,000,000 Shares may be either authorized but unissued or reacquired Shares.

    The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

        (a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

        (b) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

        (c) The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem
    SARs).

        (d) The grant of an Affiliated SAR shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option.

        (e) The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted.

        (f) The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.

        (g) To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares represented by the cash settlement of the Award, as determined at the sole discretion of the Committee (subject to the limitation set forth in Section 4.2 herein).

    The maximum number of Shares with respect to which Awards may be made to any Participant annually (in any one calendar year) shall not exceed 250,000 shares. Notwithstanding the foregoing, if the Participant receives the Award prior to March 31, 1997 in connection with the Employee's initial employment by the Company or in connection with a merger or acquisition by the Company, the maximum number of Shares with respect to which Awards may be made during the three (3) year period ended March 31, 1997 shall be 850,000 Shares. No Participant may be granted Performance Units in any one calendar year that when payable would exceed $3,000,000.

    4.2 LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

    4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number or class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options, SARs, and Restricted Stock granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.

                    ARTICLE 5. ELIGIBILITY AND PARTICIPATION

    5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all Directors and all full-time, active Employees of the Company, its Subsidiaries and Affiliates, as determined by the Committee.

    5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Participants, those to whom Awards shall be granted and shall determine the nature and amount of each award.

                            ARTICLE 6. STOCK OPTIONS

    6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant ISOs, NQSOs, or a combination thereof.

    If required by applicable tax rules regarding a particular grant of ISOs, to the extent that the aggregate fair market value (determined as of the date an ISO is granted) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000 (or such other limit as prescribed by the Code) such option grant shall be treated as a grant of NQSOs rather than ISOs.

    6.2 OPTION AWARD AGREEMENT. Each Option grant shall be evidenced by an Option Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of
Section 422 of the Code, or an NQSO whose grant is intended not to fall under the Code provisions of Section 422.

    6.3 OPTION PRICE. The Option Price for each grant of an Option shall be determined by the Committee; provided that the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

    6.4 DURATION OF OPTIONS. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its grant, and no NQSO shall be exercisable later than the twelfth (12th) anniversary date of its grant.

    6.5 EXERCISE OF OPTIONS. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant. However, in no event may any Option granted under this Plan become exercisable prior to six (6) months following the date of its grant.

    6.6 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Option Price.

    The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) by tendering previously acquired Shares having an aggregate Fair Market

Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and (b).

    The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

    As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

    6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any Stock exchange or market upon which such Shares are then listed and/or traded, and under any Blue Sky or state securities laws applicable to such Shares.

    6.8  TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR RETIREMENT.

        (a) TERMINATION BY DEATH. In the event the employment of a Participant is terminated by reason of death, all outstanding Options granted to that Participant shall immediately vest one hundred percent (100%), and shall remain exercisable at any time prior to their expiration date, or for one
    (1) year after the date of death, whichever period is shorter, by such person or persons as shall have been named as the Participant's beneficiary, or by such persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

        (b) TERMINATION BY DISABILITY. In the event the employment of a Participant is terminated by reason of Disability, all outstanding Options granted to that Participant shall immediately vest one hundred percent (100%) as of the date the Committee determines the definition of Disability to have been satisfied, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that the Committee determines the definition of Disability to have been satisfied, whichever period is shorter.

        (c) TERMINATION BY RETIREMENT. In the event the employment of a Participant is terminated by reason of Retirement, the Committee shall retain discretion over the treatment of Options.

        (d) EMPLOYMENT TERMINATION FOLLOWED BY DEATH. In the event that a Participant's employment terminates by reason of Disability or Retirement, and within the exercise period allowed by the Committee following such termination the Participant dies, then the remaining exercise period under outstanding Options shall equal the longer of: (i) one (1) year following death; or (ii) the remaining portion of the exercise period which was triggered by the employment termination. Such Options shall be exercisable by such person or persons who shall have been named as the Participant's beneficiary, or by such persons who have acquired the Participant's rights under the Option by will or by the laws of descent and distribution.

        (e) EXERCISE LIMITATIONS ON ISOS. In the case of ISOs, the tax treatment prescribed under Section 422 of the Internal Revenue Code of 1986, as amended, may not be available if the Options are not exercised within the
    Section 422 prescribed time periods after each of the various types of employment termination.

    6.9 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. If the employment of a Participant shall terminate for any reason other than the reasons set forth in
Section 6.8 (and other than for Cause), all Options held by the Participant which are not vested as of the effective date of employment termination immediately shall be forfeited to the Company (and shall once again become available for grant under the

Plan). However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such Options, subject to such terms as the Committee, in its sole discretion, deems appropriate.

    Options which are vested as of the effective date of employment termination may be exercised by the Participant for a period of up to six (6) months following termination, or for such longer period up to one (1) year as the Committee determines with respect to a particular Participant.

    If the employment of a Participant shall be terminated by the Company for Cause, all outstanding options held by the Participant immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Option.

    For purposes of this Section and Section 6.8, a termination of employment shall occur only after the Employee ceases to be an Employee of the Company and all Subsidiaries or Affiliates.

    6.10 EXERCISE OF OPTIONS WITH RESPECT TO DIRECTORS. Options granted to Directors shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each such Participant. However, in no event may any such Option become exercisable prior to six (6) months following the date of its grant.

    6.11 RESTRICTIONS ON TRANSFERABILITY. No Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable by a Participant during his or her lifetime only by the Participant except that NQSOs may be transferred by a Participant to the Participant's spouse, children or grandchildren or to a trust for the benefit of such spouse, children or grandchildren.

                      ARTICLE 7. STOCK APPRECIATION RIGHTS

    7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, an SAR may be granted to a Participant at any time and from time to time as shall be determined by the Committee. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

    The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. However, the grant price of a Freestanding SAR shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs or Affiliated SARs shall equal the Option Price of the related Option. In no event shall any SAR granted hereunder become exercisable within the first six (6) months of its grant.

    7.2 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

    Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

    7.3 EXERCISE OF AFFILIATED SARS. Affiliated SARs shall be deemed to be exercised upon the exercise of the related Options. The deemed exercise of Affiliated SARs shall not necessitate a reduction in the number of related Options.

    7.4 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

    7.5 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

    7.6 TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed twelve (12) years.

    7.7 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

        (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

        (b) The number of Shares with respect to which the SAR is exercised.

    At the discretion of the Committee, the payment upon the exercise of an SAR may be in cash, in Shares of equivalent value, or in some combination thereof.

    7.8 RULE 16B-3 REQUIREMENTS. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 (or any successor rule) of the Exchange Act.

    Further, unless the Committee determines otherwise, if the Participant is an Insider, the ability of the Participant to exercise SARs for cash may be limited to the Window Period or otherwise as provided in the Company's then current insider trading policy.

    7.9  TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT.

        (a) TERMINATION BY DEATH. In the event the employment of a Participant is terminated by reason of death, all outstanding SARs granted to that Participant shall immediately vest one hundred percent (100%), and shall remain exercisable at any time prior to their expiration date, or for one
    (1) year after the date of death, whichever period is shorter, by such person or persons as shall have been named as the Participant's beneficiary, or by such persons that have acquired the Participant's rights under the SAR by will or by the laws of descent and distribution.

        (b) TERMINATION BY DISABILITY. In the event the employment of a Participant is terminated by reason of Disability, all outstanding SARs granted to that Participant shall immediately vest one hundred percent (100%) as of the date the Committee determines the definition of Disability to have been satisfied, and shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date that the Committee determines the definition of Disability to have been satisfied, whichever period is shorter.

        (c) TERMINATION BY RETIREMENT. In the event the employment of a Participant is terminated by reason of Retirement, the Committee shall retain discretion over the treatment of SARs.

        (d) EMPLOYMENT TERMINATION FOLLOWED BY DEATH. In the event that a Participant's employment terminates by reason of Disability or Retirement, and within the exercise period allowed by the Committee following such termination, the Participant dies, then the remaining exercise period under outstanding SARs shall equal the longer of: (i) one (1) year following death; or (ii) the remaining portion of the exercise period which was triggered by the employment termination. Such SARs shall be exercisable by such person or persons who shall have been named as the Participant's beneficiary, or by such persons who have acquired the Participant's rights under the SAR by will or by the laws of descent and distribution.

    7.10 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. If the employment of a Participant shall terminate for any reason other than the reasons set forth in
Section 7.9 (and other than for Cause), all SARs held by the Participant which are not vested as of the effective date of employment termination immediately shall be forfeited to the Company (and shall once again become available for grant under the Plan). However, the Committee, in its sole discretion, shall have the right to immediately vest all or any portion of such SARs, subject to such terms as the Committee, in its sole discretion, deems appropriate.

    SARs which are vested as of the effective date of employment termination may be exercised by the Participant within the period beginning on the effective date of employment termination, and ending six (6) months after such date.

    If the employment of a Participant shall be terminated by the Company for Cause, all outstanding SARs held by the Participant immediately shall be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the SARs.

    7.11 EXERCISE OF SARS WITH RESPECT TO DIRECTORS. SARs granted to Directors may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes on them.

    7.12 NON-TRANSFERABILITY OF SARS. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

                          ARTICLE 8. RESTRICTED STOCK

    8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Participants in such amounts as the Committee shall determine.

    8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or Periods, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

    8.3 TRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. However, in no event may any Restricted Stock granted under the Plan become vested in a Participant prior to six (6) months following the date of its grant. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

    8.4 OTHER RESTRICTIONS. The Committee shall in the case of Covered Employees, and may in the case of other Participants, condition the vesting of Shares of Restricted Stock upon the attainment of Performance Goals established before or at the time of the grant. The Committee may impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable, and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions. The provisions of Restricted Stock Awards need not be the same with respect to each Participant.

    8.5 CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 8.4 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

        "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the American Medical Security Group, Inc. Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of American Medical Security Group, Inc."

    8.6 REMOVAL OF RESTRICTIONS. Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by
Section 8.5 removed from his or her Share certificate.

    8.7 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

    8.8 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

    8.9 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, OR RETIREMENT. In the event the employment of a Participant is terminated by reason of death or Disability, all outstanding Shares of Restricted Stock shall immediately vest one hundred percent (100%) as of the date of employment termination (in the case of Disability, the date employment terminates shall be deemed to be the date that the Committee determines the definition of Disability to have been satisfied). The Committee retains discretion over the treatment of Restricted Stock upon Retirement. In the event of full vesting, the holder of the certificates of Restricted Stock shall be entitled to have any non-transferability legends required under Sections 8.4 and 8.5 of this Plan removed from the Share certificates.

    8.10 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. If the employment of a Participant shall terminate for any reason other than those specifically set forth in Section 8.9 herein, all Shares of Restricted Stock held by the Participant which are not vested as of the effective date of employment termination immediately shall be forfeited and returned to the Company (and, subject to Section 4.2 herein, shall once again become available for grant under the Plan).

    With the exception of a termination of employment for Cause, the Committee, in its sole discretion, shall have the right to provide for lapsing of the restrictions of Restricted Stock following employment termination, upon such terms and provisions as it deems proper.

    8.11 RESTRICTED STOCK GRANTED TO DIRECTORS. Restricted Stock granted to Directors shall be subject to all of the provisions in this Article 8 other than
Section 8.9 and 8.10. The Committee, in its sole discretion, shall have the right to provide for the lapsing of the restrictions on the Restricted Stock following the Director's cessation of service as a director, upon such terms and provisions as it deems proper.

              ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES

    9.1 GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to eligible Participants at any time and from time to time, as shall be determined by the Committee. Subject to Section 4.1, the Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

    9.2 VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the Performance Goals must be met shall be called a "Performance Period." Performance Periods shall, in all cases, exceed six (6) months in length.

    9.3 EARNING OF PERFORMANCE UNITS/SHARES. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Goals have been achieved.

    9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. Payment of earned Performance Units/Shares shall be made in a single lump sum, within forty-five (45) calendar days following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof), which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period.

    Prior to the beginning of each Performance Period, Participants may elect to defer the receipt of Performance Unit/Share payout upon such terms as the Committee deems appropriate.

    9.5 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY, RETIREMENT, OR INVOLUNTARY TERMINATION (WITHOUT CAUSE). In the event the employment of a Participant is terminated by reason of death or Disability or involuntary termination without Cause during a Performance Period, the Participant shall receive a prorated payout of the Performance Units/Shares. The Committee retains discretion over the treatment of Performance Units/Shares upon Retirement. Any prorated payout shall be determined by the Committee, in its sole discretion, and shall be based upon the length of time that the Participant held the Performance Units/Shares during the Performance Period, and shall further be adjusted based on the achievement of the pre-established Performance Goals.

    Timing of payment of earned Performance Units/Shares shall be determined by the Committee at its sole discretion.

    9.6 TERMINATION OF EMPLOYMENT FOR OTHER REASONS. In the event that a Participant's employment terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/ Shares shall be forfeited by the Participant to the Company, and shall once again be available for grant under the Plan.

    9.7 PERFORMANCE UNITS/SHARES GRANTED TO DIRECTORS. Performance Units and Performance Shares granted to Directors shall be subject to all provisions of this Article 9 other than Sections 9.5 and 9.6. The Committee, in is sole discretion, shall have the right to provide for the treatment of Performance Units/ Shares following the Director's cessation of services as a director, upon such terms and conditions as it deems proper.

    9.8 NON-TRANSFERABILITY. Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

                      ARTICLE 10. BENEFICIARY DESIGNATION

    Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit and who is eligible to exercise vested Options and SARs in the event of the Participant's death prior to such exercise. Each such designation shall revoke all prior designations by the same Participant, shall be in the form prescribed by the Company and will be effective only when any necessary spousal consent is obtained and filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and any vested Options and/or SARs not previously exercised prior to the Participant's death may be exercised by the administrator of the Participant's estate.

                             ARTICLE 11. DEFERRALS

    The Committee may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of the Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                        ARTICLE 12. RIGHTS OF EMPLOYEES

    12.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

    For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries or Affiliates (or between Subsidiaries and/or Affiliates) shall not be deemed a termination of employment.

    12.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or having been so selected, to be selected to receive a future Award.

                         ARTICLE 13. CHANGE IN CONTROL

    Upon the occurrence of a Change in Control, unless otherwise specifically prohibited by the terms of Section 18, herein:

        (a) Any and all Options and SARs granted hereunder shall become immediately exercisable;

        (b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse, and within ten (10) business days after the occurrence of a Change in Control, the stock certificates representing Shares of Restricted Stock, without any restrictions or legend thereon, shall be delivered to the applicable Participants;

        (c) The target value attainable under all Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period as of the effective date of the Change in Control, and shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change in Control; provided, however, that there shall not be an accelerated payout with respect to Performance Units or Performance Shares which were granted less than six (6) months prior to the effective date of the Change in Control;

        (d) Subject to Article 14 herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

              ARTICLE 14. AMENDMENT, MODIFICATION, AND TERMINATION

    14.1 AMENDMENT, MODIFICATION AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan.

    14.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the affected Participant (or if the Participant is not then living, the affected beneficiary); provided that adjustments pursuant to Section 4.3 shall not be subject to the foregoing limitations of this Section 14.2.

                            ARTICLE 15. WITHHOLDING

    15.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Plan.

    15.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing and signed by the Participant, and elections by Insiders shall additionally comply with any applicable requirements of Rule 16b-3 of the Exchange Act.

                          ARTICLE 16. INDEMNIFICATION

    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                             ARTICLE 17. SUCCESSORS

    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                         ARTICLE 18. LEGAL CONSTRUCTION

    18.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

    18.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

    18.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

    18.4 SECURITIES LAW COMPLIANCE. Transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

    18.5 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin.

                                                                      APPENDIX B

                        EXECUTIVE ANNUAL INCENTIVE PLAN

                     AMERICAN MEDICAL SECURITY GROUP, INC.

                                 FEBRUARY 1999

                                    CONTENTS

Article    Purposes and Effective Date...................................................
  1.                                                                                               2

Article    Definitions...................................................................
  2.                                                                                               2

Article    Designation of Participants...................................................
  3.                                                                                               2

Article    Determination of Performance Goal.............................................
  4.                                                                                               3

Article    Determination of Awards for Eligible Employees................................
  5.                                                                                               4

Article    Payment and Deferral..........................................................
  6.                                                                                               4

Article    Other Provisions..............................................................
  7.                                                                                               4

                     AMERICAN MEDICAL SECURITY GROUP, INC.
                        EXECUTIVE ANNUAL INCENTIVE PLAN

ARTICLE 1. PURPOSES AND EFFECTIVE DATE

    The purpose of the Executive Annual Incentive Plan is to encourage superior performance by executives of American Medical Security Group, Inc. and its subsidiaries (collectively, the "Company") through the payment of annual cash incentive awards. This Plan is also intended to exempt annual incentive payments to Covered Employees (as defined in Article 2, below) as performance-based compensation from the $1 million cap on deductible pay, as set forth in Section 162(m) of the Internal Revenue Code and the Plan shall be construed and administered accordingly.

    This Plan is effective as of January 1, 1999.

ARTICLE 2. DEFINITIONS

2.1

    The following items shall have the meanings set forth below, if capitalized.

    (a) "Board" shall mean the Board of Directors of the Company.

    (b) "CEO" means the Chief Executive Officer of the Company.

    (c) "Committee" means the Compensation Committee of the Board of Directors of American Medical Security Group, Inc.

    (d) "Covered Employee" means a Participant designated prior to the grant of an award by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Internal Revenue Code in the year in which such award is taxable to the Participant.

    (e) "Eligible Employee" shall mean key employees of the Company who, in the opinion of the Committee, are or give promise of becoming of exceptional importance to the Company and of making substantial contributions to the success, growth, and profit of the Company.

    (f) "Participant" means an employee deemed to be an Eligible Employee for a Plan Year.

    (g) "Plan" means the American Medical Security Group, Inc. Executive Annual Incentive Plan as it may be amended from time to time.

    (h) "Plan Year" means the calendar year.

    (i) "Retirement" means early, normal or postponed retirement as defined under the retirement policy of the Company.

ARTICLE 3. DESIGNATION OF PARTICIPANTS

3.1

    Awards may be made only to Eligible Employees.

3.2

    No member of the Committee, and no member of the Board of Directors of the Company who is not also a regular salaried employee of the Company, shall be eligible to participate in the Plan

3.3

    The Committee may, but need not, consider for prorated or full incentive awards Participants who have ceased employment because of death, disability, or Retirement prior to the date the Committee determines incentive awards under the Plan. Participants who terminate employment (or give notice of intent to terminate employment) for reasons other than death, disability, or Retirement prior to the date the Committee determines the incentive awards under the Plan will not be eligible to be considered for an incentive award, unless the Committee determines in its sole discretion that, because of special circumstances, the Participant shall be eligible to be considered.

3.4

    Participation in the Plan shall not entitle any Eligible Employee to an award under the Plan. All awards shall be made in the sole discretion of the Committee.

ARTICLE 4. DETERMINATION OF PERFORMANCE GOALS

4.1

    The terms and conditions of any award that is intended to provide performance-based compensation to a Covered Employee shall include the requirement that such award shall be payable only on account of the attainment of one or more preestablished performance goals determined by the Committee. The agreement covering such award shall specify the performance goals to which payment under the award is subject and shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if the goal is obtained. In addition, before the payment of any such award, the Committee shall certify that the performance goals and any other material terms of the award have in fact been satisfied.

4.2

    For purposes of the foregoing, the Committee shall specify the performance goals and certify the attainment of such goals with respect to performance-related awards in accordance with Code Section 162(m) and related rules and regulations followed by the Internal Revenue Service. Except as otherwise permitted or required by such authorities, the performance goals applicable to each award subject to this paragraph shall be determined by the Committee in a manner such that any compensation of a Participant under the award is paid pursuant to a preestablished objective performance formula or standard that precludes discretion and generally allows a third party with knowledge of the relevant performance results to calculate the amount to be paid to the Participant.

4.3

    In general, the reservation of a right to reduce or eliminate the compensation or other economic benefit that was due on attainment of the performance goal shall not be considered to be impermissible discretion under
Section 162(m) of the Internal Revenue Code, nor shall the choice to pay upon the attainment of either of two objective preestablished performance goals. The Committee reserves such right and the ability to make such choice. A performance-based compensation award applicable to a Covered Employee may be based on the attainment of goals relating to one or more of the following business criteria, measured on an absolute basis or in terms of growth or reduction: net income (pre-tax or after-tax and with adjustments as stipulated), earnings per share, return on equity, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (EBDITA), loss ratio, expense ratio, increase in stock price, total shareholder return, economic value added, and operating cash flow. With respect to Participants who are not Covered Employees, the

Committee may establish other subjective or objective performance goals, including individual goals, which it deems appropriate.

ARTICLE 5. DETERMINATION OF AWARDS FOR ELIGIBLE EMPLOYEES

5.1

    The CEO shall recommend to the Committee target award levels for each Eligible Employee who is a Participant as soon as practicable after the beginning of the Plan Year.

5.2

    After the end of the Plan Year, each Participant's performance shall be assessed by the Committee pursuant to the applicable preestablished performance goals for such Plan Year.

5.3

    The designation of annual award recipients and the amount of individual awards shall be determined by the Committee pursuant to the applicable preestablished performance goals and such other rules as the Committee may establish. However, in no event may any Participant's annual incentive award exceed $3,000,000.

ARTICLE 6. PAYMENT AND DEFERRAL

6.1

    Incentive awards granted by the Committee, less applicable withholding taxes, shall be paid in cash as soon as reasonably possible after being awarded.

6.2

    The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash that would otherwise be due to such Participant. If any such deferral election is required or permitted, the Committee shall, in is sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 7. OTHER PROVISIONS

7.1

    The Board of Directors of American Medical Security Group, Inc. reserves the right to modify, suspend or terminate this Plan at any time.

7.2

    The Committee shall have the power to construe and interpret the Plan and to establish rules not inconsistent with the provisions of the Plan. Any decision arising out of or in connection with the construction, interpretation and administration of the Plan shall lie within the Committee's absolute discretion and shall be binding on all parties.

7.3

    The designation of an employee as a Participant or the grant of an award to an employee shall not give such employee any right to be retained in the employ of the Company and the ability of the Company to dismiss or discharge the employee is specifically reserved.

7.4

    No Participant shall have the right to alienate, assign, encumber, hypothecate or pledge his or her interest in any award under the Plan, voluntarily or involuntarily, prior to payment and any attempt to dispose of any such interest shall be void. Notwithstanding the preceding sentence, the Company shall have the right to offset from an unpaid or deferred award any amounts due and owing from the Participant to the extent permitted by law. The Company shall not be required to segregate physically any cash or to establish any separate account or accounts to fund any awards made or to be made under the Plan.

7.5

    This document is a complete statement of the Plan and as of the effective date supersedes all prior plans, proposals, representations, promises and inducements, written or oral, relating to its subject matter. The Company shall not be bound by or liable to any person for any representation, promise or inducement made by any person which is not embodied in this document or in any authorized written amendment to the Plan

7.6

    The Plan shall be construed and enforced in accordance with Wisconsin law without regard to principles of conflicts of law.

                     AMERICAN MEDICAL SECURITY GROUP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 27, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


SAMUEL V. MILLER, EDWARD R. SKOLDBERG AND GARY D. GUENGERICH, and each of them, are hereby authorized as Proxies, with full power of substitution, to represent and vote the Common Stock of the Undersigned at the Annual Meeting of Shareholders of American Medical Security Group, Inc., a Wisconsin corporation, to be held on Thursday, May 27, 1999, or any adjournment or postponement thereof, with like effect as if the undersigned were personally present and voting, upon the matters indicated on the reverse side of this card:


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.


(SEE REVERSIDE SIDE TO VOTE)

                     AMERICAN MEDICAL SECURITY GROUP, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 27, 1999









                                (SEE REVERSE SIDE)

    PLEASE SIGN, DATE, DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED
                                 PLEASE DO NOT FOLD



         AMERICAN MEDICAL SECURITY GROUP, INC. 1999 ANNUAL MEETING


1. ELECTION OF DIRECTORS:

   1 - ROGER H. BALLOU       / /  FOR all nominees       / /  WITHHOLD AUTHORITY
   2 - W. FRANCIS BRENNAN         listed to the left          to vote for all
   3 - J. GUS SWOBODA             (except as specified        nominees listed to
                                  below).                     the left.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right). / /


2. To amend the American Medical Security
   Group, Inc. Equity Incentive Plan:         / / FOR  / / AGAINST  / / ABSTAIN


3. To approve the American Medical Security
   Group Inc. Executive Annual Incentive
   Plan:                                      / / FOR  / / AGAINST  / / ABSTAIN


4. In their discretion, upon such other business as may properly come before the Meeting or any adjournments thereof;

   all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.

Check appropriate box          Date _______________          NO. OF SHARES
Indicate changes below:
Address Change?             / / Name Change?  / /



                                           ________________________________
                                           SIGNATURE(S) IN BOX
                                           PLEASE SIGN PERSONALLY AS NAME
                                           APPEARS AT LEFT.  When signing as
                                           attorney, executor, administrator,
                                           personal representative, trustee or
                                           guardian, please give full title as
                                           such. If signer is a corporation,
                                           sign full corporate name by duly
                                           authorized officer. If stock is held
                                           in the name of two or more persons,
                                           all should sign.